U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
AMENDMENT NO. 2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COFFEE PACIFICA, INC.
(Name of small business issuer in its charter)
Nevada	100 (Agricultural Production - Crops)	46-0466417
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

2813 7Th Street, Berkeley, California 94710-2702
(510) 204-9424
(Address and telephone number of principal executive offices)
_______________________________________________________________
(Address of Principal place of business or intended principal place of business)

Parsons/Burnett, LLP
10900 NE 4th Street, Suite 2070
Bellevue, WA, 98004
(425)-451-8036
(Name, address and telephone numbers of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continues basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered
	Number of Shares to be registered	Proposed maximum offering price	Proposed maximum aggregate offering price	Amount of Registration fee
Common stock, $0.001 par value, issuable upon conversion of Convertible Notes(1) (2)(3)	4,044,958	$0.66(2)	$2,669,672	$81.96
Additional Shares to be registered pursuant to Subscription Agreement(4)	2,022,479	$0.66	$1,334,836	$40.98
Common Stock issuable to Broker for commission payment	283,147	$0.66	$186,877	9.79
Total	6,350,584	$0.66	$4,191,385	$132.73

(1)  Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible notes (the "Notes"). In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the Notes as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the Notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the Notes to account for market fluctuations, and anti-dilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)  Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933 using the estimated conversion price of $0.6622.

(3)  Includes a good faith estimate of the shares underlying Notes to account for market fluctuations.

(4)  Additional shares have been registered pursuant to the Subscription Agreement executed in connection with the Notes. The Subscription Agreement calls for 150% of the estimated shares issuable upon conversion of the Notes, in addition to shares to be issued to Brokers.

Coffee Pacifica, Inc. hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until Coffee Pacifica, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

COFFEE PACIFICA, INC.
6,350,584 Shares of Common Stock
Preliminary Prospectus Subject to Completion, Dated October ____, 2007

This prospectus relates to the resale by the selling stockholders of up to 6,350,584 shares of the common stock of Coffee Pacifica, Inc. (the "Company"), including: a) up to 4,044,958 shares of common stock underlying convertible notes in a principal amount of $2,678,572 (the "Notes"), b) up to 2,022,479 additional shares of common stock pursuant to the Subscription Agreement which calls for 150% of the estimated shares issuable upon conversion of the Notes, and c) 283,147 shares of common stock for JPC Capital Partners Inc. (collectively, the "Offering"). The Notes are convertible into our common stock at a price equal to eighty-five percent (85%) of the weighted average volume price of the common stock using the AQR function as reported by Bloomberg L.P. ("VWAP") for the ten trading days preceding the closing date of the Note, March 19, 2007, at the conversion price of $0.6622 per share, as detailed in each respective Note. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares. Please see "The Offering" section located on page 6 of the Prospectus for additional information on how the Company has calculated the shares, offering and conversion prices herein.

Our common stock is registered under Section 15(d) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulleting Board (the "OTC:BB") under the symbol "CFPC." The last reported sales price per share of our common stock as reported by the OTC:BB on October 24, 2007 was $0.54.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Coffee Pacifica, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

TABLE OF CONTENTS

Item in Form SB-2 Prospectus Caption	Page
Front of Registration Statement and Outside Front Cover Page of Prospectus
Inside Front and Outside Back Cover Pages of Prospectus
Prospectus Summary Information	3
Risks Factors	10
Risks Related To Our Business:	10
Our Future Operating Results Are Unpredictable And Our Revenue Model Is Unproven	10
We Need To Manage Growth In Operations	10
Our Business Depends Upon Attracting And Retaining Highly Capable Management And Operations Personnel	10
Intense Competition May Affect Our Profitability	11
We May Need Additional Capital	11
Risks Related To Our Industry :	11
Competition May Adversely Affect Our Ability To Implement Our Business Plan	11
Adverse Weather Conditions And Diseases May Negatively Impact The Cost Of And Our Supply Of Green Coffee Beans	11
Political And Social Instability In Papua New Guinea May Negatively Impact Our Supply Of Green Coffee Beans And Our Purchasing Cost	11
Fluctuations In The Price Of Green Bean Coffee May Impede Our Marketing Ability	12
Risks Related To Owning Coffee Pacifica Common Stock:	12
A Substantial Majority Of Our Common Stock Is Owned By Management And That May Reduce Your Ability To Influence Our Activities	12
Risk Related To The Offering :	12
We Have Discretion As To The Use Of Proceeds	12
Control By Officers And Directors	12
Lack Of Liquidity	12
Risk Related To Our Current Financing Arrangement	13
There Are A Large Number Of Shares Underlying The Notes	13
The Issuance Of Shares Upon Conversion Of The Convertible Notes And Exercise Of Outstanding Warrants May Cause Immediate And Substantial Dilution To Our Existing Stockholders.	13
Repayment Of The Notes Could Negatively Affect Our Supply Of Working Capital	13
Cautionary Note on Forward-Looking Statements	13
Use of Proceeds	14
Determination of Offering Price	14
Selling Security Holders	14
Plan of Distribution	16
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	18
Security Ownership of Certain Beneficial Owners and Management	20
Description of Securities	21
Transfer Agent	22
Interest of Named Experts and Counsel	22
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	22
Description of Business	22
Management's Discussion and Analysis of Financial Condition and Results of Operations	26
Description of Property	31
Certain Relationships and Related Transactions	31
Market for Common Equity and Related Stockholder Matters	32
Executive Compensation and Options/SAR Grants	34
Financial Statements	36
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	54

Until _____, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary Information

The following summary highlights selected information
contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making any investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements including the notes thereto.

Coffee Pacifica, Inc.

Coffee Pacifica, Inc. was incorporated on December 21, 2001
in the state of Nevada. We have never declared bankruptcy or been in receivership. In October, 2005, we acquired 100% of the issued and outstanding shares of Uncommon Grounds, Inc for a total consideration of $556,776.
Uncommon Grounds is located in Berkeley, California and continues to market and sell, throughout United States, its "Uncommon Grounds" brand of certified
"organic, fair trade and sustainable produced" roasted coffee and tea, as well as cafe supplies and equipment.

How to communicate with us

Our principal executive office is located at 2813 7th
Street, Berkeley, California, 94710-2702, telephone number is (510) 204-9424, facsimile number is (510) 644-2808 and electronic mail address is shailen@coffeepacifica.com.
Our corporate registered office is located at 2920 N. Green Valley Parkway,
Building 5 Suite 527, Henderson, Nevada, 89014, phone number (702) 317-7757.

Our business

We are a distributor and marketer, in the United States,
Canada and Europe, of green bean coffee grown in Papua New Guinea. Coffee
Pacifica generates revenue from the sale of green bean organic and non-organic premium grade Papua New Guinea grown coffee. We sell Papua New Guinea grown green coffee beans directly to coffee roaster retailers, commercial roasters, coffee brokers and gourmet roasters and retailers. Following the acquisition of
Uncommon Grounds, Inc. we also sell "Uncommon Grounds" brand of roasted coffee, tea, cafe supplies and equipment in the United States.

The Offering

Common stock offered by selling security holders

Up to 6,350,584 shares, including the following: a) up to
    4,044,958 shares of common stock underlying convertible notes (the "Notes")
    in the principal amount of $2,678,572
    (including a good faith estimate of the shares underlying convertible notes to account for market fluctuations, anti-dilution and price protection adjustments, respectively); b) up to 2,022,479 shares of common stock as required pursuant to the Subscription Agreement executed in connection with the Notes. The Subscription Agreement calls for the registration of 150% of the estimated shares issuable upon conversion of the Notes. The additional shares are intended to account for any stock splits that may occur or potentially as payment for liquidated damages for the Company's failure to obtain registration of the shares in the time frame required under the
    Subscription Agreement. The shares being registered are also in addition to shares to be issued to Brokers and c) 283,147 shares of common stock for brokers commission.

     Total dollar value of common stock offered by security
holders

     Based on March 19, 2007, closing market price of $0.73,
total market value of 6,350,584 was $4,635,927.

     Common stock to be issued and outstanding after this
offering

36,246,918

Use of Proceeds

     We will not receive any proceeds from the sale of the
common stock.

The offering under this prospectus is for 6,350,584 shares of
Coffee Pacifica's common stock and assumes the subsequent conversion of our issued Notes by our selling stockholders.

The offering includes up to 2,022,479 shares of common stock as required pursuant to the Subscription Agreement executed in connection with the Notes. The Subscription Agreement calls for 150% of the estimated shares issuable upon conversion of the Notes. As per the Subscription Agreement the
shares are set aside exclusively for the benefit of each Subscriber, pro rata based on the principal amount of Notes purchased by each Subscriber, to account for any future stock splits or potentially as payment for Liquidated
Damages, an amount equal to 1.5% for each thirty (30) days or part thereof of the Aggregate Principal Amount of the Notes remaining unconverted and purchase price of Shares previously issued upon conversion of the Notes and exercise of the Warrants owned of record by such holders which are subject to a non-registration event up to a maximum of 18%.

The maximum number of shares to be converted, based on the
principal amount of $2,678,572
is as follows:

Closing

Closing

Share

Issue

Maturity

Gross

16%

Warrants

VWAP

85% of

Maximum

Date

Date

Principal

Proceeds

Discount

Issued

10 Day

VWAP

Conversion

     March
19, 2007

     March
19, 2009

$2,678,572

$2,250,000

$428,571

3,438,033

$0.7791

$0.6622

4,044,958

To obtain additional cash flow for its on-going operations,
the Company entered into Subscription Agreements with five accredited investors on March 19, 2007. The Company received gross proceeds of $2,250,000 by the issuance of Convertible Notes (the "Notes") at an original discount of 16% to the selling shareholders listed herein. The Notes, due March 18, 2009 may be converted, at the option of the Noteholders, into shares of common stock of the
Company at the conversion price of eighty-five (85%) of the preceding ten (10)
days VWAP. Each investor also received warrants (the "Warrants") equal to that investor's pro rata portion of the Note Principal divided by the VWAP on the closing date of the Subscription Agreement. The Warrants are exercisable until
March 18, 2010. None of the Shares being registered pursuant to this registration statement will be available for issuance pursuant to the exercise of the Warrants.

This prospectus relates to the resale of the common stock
underlying the Notes. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their Notes and Warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed, 4.99% of the then issued and outstanding shares of common stock.

We have set out below, in tabular format, certain information related to: the payments which we may be required to make to parties in conjunction with the sale of the Notes and Warrants; the total possible profit to those parties as a result of the conversion discount related to the Notes;
the total possible shares underlying the Notes; the total possible profit to those parties as a result of any conversion discount related to the Warrants;
the total possible shares underlying the Warrants; the gross proceeds payable to the Company with respect to the Notes; and other relevant financial information related to the sale of the Notes and Warrants by the Company.

Payments on Closing March 19, 2007

Cash

Non Cash

Explanation

JPC Capital Partners Inc. placement fees

$ 180,000

Fee of 8% of gross proceeds $2,250,000

JPC Capital Partners Inc. broker shares

$220,500

283,147 shares valued at $0.7791 per share

JPC Capital Partners Inc. broker warrants

$137,177

    240,662 warrants valued at weighted
average exercise price $0.57

Cantara SA (affiliate of Cresent International Ltd)

$20,000

Due Diligence fees

Grushko Mittman

$25,000

Legal fees for documentation

Total

$225,000

$357,677

Less Gross Proceeds

$2,250,000

Net proceeds to Coffee Pacifica
$2,025,000

Other Payments on closing to selling shareholders

    Original discount of 16% paid on Convertible Note principal amount

$428,572

    Possible profit to selling shareholders from share conversion discount

$274,248

Possible profit to selling shareholders from warrant conversion discount

$233,099

Total

$935,918

Convertible Note Principal Amount

Purchase price paid

    Original discount of 16% paid on principal amount on closing

Crescent International Ltd

$1,190,476

$1,000,000

$190,476

Pierce Diversified Strategy Master Fund LLC

$ 59,524

$50,000

$ 9,524

Enable Growth Partners L.P

$1,011,905

$850,000

$161,905

Enable Opportunity Partners LP

$ 119,048

$100,000

$ 19,048

Bristol Investment Fund Ltd

$ 297,619

$250,000

$ 47,619

JPC Capital Partner Inc.

0

0

0

$2,678,572

$2,250,000

$428,571

There are no provisions that could result in a change in the price per share

Total Warrants Issued

Maximum Shares Issued on Warrant exercise

    Value at closing market price $0.73
3/19/07

Exercise Price fixed at $0.6622

    Possible profit
for discount from closing market price

Crescent International Ltd

1,528,015

1,528,015

$1,115,451

$ 1,011,851

$ 103,599

Pierce Diversified Strategy Master Fund LLC

76,401

76,401

$ 55,773

$ 50,593

$ 5,180

Enable Growth Partners L.P

1,298,812

1,298,812

$948,133

$860,074

$88,059

Enable Opportunity Partners LP

152,801

152,801

$111,545

$101,185

$10,360

Bristol Investment Fund Ltd

382,004

382,004

$278,863

$252,963

$25,900

JPC Capital Partner Inc.

240,662

240,662

$175,683

$159,366

TOTAL

3,678,695

3,678,695

$2,685,447

$2,436,032

$ 233,099

We have set out below, in tabular format, disclosures
comparing: the number of shares outstanding prior to the sale of the Notes and
Warrants (which are held by persons other than the Noteholders, Warrantholders,

 Company affiliates or affiliates of the Noteholders and
Warrantholders); the number of shares registered, in prior registration statements, by the Noteholders and Warrantholders; the number of shares previously registered that are still held by the Noteholders, Warrantholders and/or affiliates thereof; the number of shares previously sold by the
Noteholders, Warrantholders and/or affiliates thereof; and the number of shares being registered, on behalf of the Noteholders, Warrantholders and/or affiliates thereof, pursuant to this registration statement.

    # of shares outstanding prior
    to the sale of the Notes and Warrants
as of June 30, 2007
    # of shares registered, in
prior registration statements, by the Noteholders and Warrantholders
    # of shares previously
    registered that are still held by the Noteholders, Warrantholders and/or affiliates thereof
    # of shares previously sold
by the Noteholders, Warrantholders and/or affiliates thereof
    # of shares being registered,
    on behalf of the Noteholders, Warrantholders and/or affiliates thereof, pursuant to this registration statement

29,896,334
None
None
None
6,350,584

We have set out below, in tabular format, disclosures which are intended to set forth the potential costs, to the Company, in the form of liquidated damages, interest payments and other penalty amounts (collectively the "Penalty
Amounts"), which may be incurred by the Company under certain listed circumstances. Prospective Investors should carefully review the following documents with respect to the Penalty Amounts: the Subscription Agreement (filed herewith as Exhibit 4.1); the Convertible Note (filed herewith as Exhibit 4.2);
and the Warrant (filed herewith as Exhibit 4.3). Prospective Investors should also note that notes set forth below each set of disclosure tables below contain information regarding the hypothetical nature of many of the Penalty Amounts calculations contained within the following tables.

Payments on Notes

Date of Calculation

Interest Due on Notes*

Total Principal and Interest Due on Notes*

10/31/07

0

$2,678,572

11/30/07

0

$2,678,572

12/31/07

0

$2,678,572

* Assumes that as of the date of calculation all Notes are
outstanding; there has been no conversion of any outstanding principal or interest owed on the Notes; and Company has not made any payments of outstanding principal or interest owed on the Notes. The "interest" on the Notes was in effect pre-paid through the discount, in the amount of $428,571, given to the Selling Shareholders upon the purchase of the Notes.

Payments Related to Shares

Calculation Date

     Liquidated Damages Associated with the Failure By Company
to Convert Notes (1)

Mandatory Redemption Amount (2)

     "Buy-In" Amounts Related to the Failure by Company to
Deliver Shares (3)

     Liquidated Damages Related to a Non-Registration Event
(4)

10/31/2007

589,286

3,214,285

271,205

40,179

11/30/2007

1,151,786

3,214,285

274,554

80,357

12/30/2007

1,687,500

3,214,285

277,902

120,536

  Assumes the Selling Shareholders elected to convert, on 10/1/07, all outstanding principal and interest owed on the Notes. This calculation is for illustrative purposes only as: (a) None of the Selling Shareholders has elected to convert any amounts of outstanding principal or interest; and (b)
    the Selling Shareholders, in the aggregate are prohibited from beneficially owning, at any given time, more than 4.99% of the issued and outstanding shares of the Company's common stock.

  Assumes the Selling Shareholders elect to have the Company redeem all of the outstanding principal and interest due on the Notes as of the
    Calculation Date(s) set forth in the table. The Mandatory Redemption Amount is a non-cumulative payment and as such the maximum redemption amount (120% of the outstanding balance of the Notes) does not change regardless of the date.

  Assumes the Selling Shareholders elected to convert, on 10/1/07, all outstanding principal and interest owed on the Notes, and the Company fails to deliver the Shares as of the Calculation Dates which forces the Selling
    Shareholders to purchase shares of the
    Company's common stock on the open market at a cost that is assumed, for illustrative purposes, to include a 10% premium over the exercise price
    (including brokerage fees) plus 15% interest on the amount of damages.
    The amounts are intended to compensate the Selling Shareholders in the event they purchase shares of the Company's common stock on the open market due to
    Company's failure to delver the Shares. This calculation is for illustrative purposes only as: (a) None of the Selling Shareholders has elected to convert any amounts of outstanding principal or interest; and (b) the
    Selling Shareholders, in the aggregate are prohibited from beneficially owning, at any given time, more than 4.99% of the issued and outstanding shares of the Company's common stock.

  Liquidated damages, as of the Calculation Date,
    associated with the Company's failure to have the Shares registered in accordance with the terms of the transaction documents. Pursuant to the
    Subscription Agreement the damages, payable by Company for a non-registration event, are capped at the rate of 1.5% per month for twelve
    (12) months or a maximum of 18% of the outstanding balance. After 12 months the damages cease accruing.

Calculation Date

     Liquidated Damages Related to Company's Failure to
Deliver Un-Legended Shares (5)

     Mandatory Redemption Amount Related to Company's Failure
to Deliver Un-Legended Shares (6)

     "Buy In" Amounts related to the Failure by Company to
Deliver Un-Legended Shares (7)

4/18/2008

616,071

3,214,285

40,179

5/18/2008

1,151,786

3,214,285

80,357

6/18/2008

1,741,071

3,214,285

120,536

(5) Liquidated damages, as of the Calculation Date, associated with the
    Company's failure to deliver Un-Legended Shares to the Selling Shareholders as required by the transaction documents. Assumes the Selling Shareholders elected to convert, on 03/19/08,
    all outstanding principal and interest owed on the Notes. This calculation is for illustrative purposes only as: (a) The obligation for the Company to deliver un-legended
    Shares will not arise unless the Shares are not registered and not until the expiration of one (1) year following the Closing Date of the transaction; and (b) the Selling
    Shareholders, in the aggregate are prohibited from beneficially owning, at any given time, more than 4.99% of the issued and outstanding shares of the
    Company's common stock.

(6) Assumes the Selling Shareholders elect to have the Company redeem all of the Shares, on 03/19/08
    as a result of the Company's failure to deliver Un-Legended Shares pursuant to the terms of the transaction documents. . The Mandatory Redemption Amount is a non-cumulative payment and as such the maximum redemption amount (120% of the outstanding balance of the Notes) does not change regardless of the date.

(7) Assumes the Selling Shareholders elected to convert, on 03/19/08, all of the outstanding principal and interest owed on the Notes, and the Company fails to deliver Un-Legended Shares as of the Calculation Dates which forces the
    Selling Shareholders
    to purchase shares of the Company's common stock on the open market at a cost that is assumed, for illustrative purposes, to include a 10% premium over the exercise price (including brokerage fees) plus 15% interest on the amount of damages. The amounts are intended to compensate the Selling
    Security owners in the event they purchase shares of the Company's common stock on the open market due to Company's failure to delver the Un-Legended
    Shares. This calculation is for illustrative purposes only as : (a) The obligation for the Company to deliver un-legended
    Shares will not arise unless the Shares are not registered and not until the expiration of one (1) year following the Closing Date of the transaction; and (b) the Selling
    Shareholders, in the aggregate are prohibited from beneficially owning, at any given time, more than 4.99% of the issued and outstanding shares of the
    Company's common stock.

Payments Related to Warrants

Calculation Dates

     Liquidated Damages Associated with Company's Failure to
Deliver Warrant Shares*

10/31/2007

38,977

11/30/2007

90,133

12/31/2007

138,854

* Assumes the Selling Shareholders elect to exercise, on
10/1/07, the entire amount of all outstanding Warrants. This calculation is for illustrative purposes only as: (a) None of the Selling Shareholders has elected to exercise any of the outstanding Warrants; and (b) the Selling Shareholders, in the aggregate are prohibited from beneficially owning, at any given time, more than 4.99% of the issued and outstanding shares of the Company's common stock.

The following table illustrates: a) the potential cost of
funds to the Company, expressed as a percentage, under varying circumstances related to the potential payments by the Company as set forth in the table above; and b) the cost of the discount given to the Selling Shareholders, expressed as a percentage, on the purchase of the Notes. Based on principal amount of $2,678,572.

Potential Cost of Funds to Company

Amount

10/31/2007

11/30/2007

12/31/2007

     Liquidated Damages Associated with the Failure By Company
to Convert Notes (1)

N/A

27%

51%

75%

Mandatory Redemption Amount (1)(2)

$3,214,285

20%

20%

20%

     "Buy-In" Amounts Related to the Failure by Company to
Deliver Shares (1)

N/A

12%

12%

12%

     Liquidated Damages Related to a Non-Registration Event
(1)

N/A

2%

4%

5%

Discount on Notes

$428,571

16%

16%

16%

     Liquidated Damages Associated with Company's Failure to
    Deliver Warrant Shares
(1)

N/A

2%

4%

6%

Potential Cost of Funds to Company

Amount

4/18/2008

5/18/2008

6/18/2008

     Liquidated Damages Related to Company's Failure to
Deliver Un-Legended Shares (1)

N/A

27%

51%

77%

     Mandatory Redemption Amount Related to Company's Failure
to Deliver Un-Legended Shares (1)(2)

$3,214,285

20%

20%

20%

     "Buy In" Amounts related to the Failure by Company to
Deliver Un-Legended Shares (1)

N/A

2%

4%

5%

(1)With the
    exception of the Discount on Notes, the calculations
    in the previous two tables are
    purely hypothetical as it is impossible to know: a) when and what amount of the outstanding balance of the Notes will be converted or the number of
    Warrants that will be exercised (as applicable); or b) what the market price of the Company's common stock would be in the event the Company fails to deliver the Shares are required by the Transaction Documents. As such it is impossible to assign a percentage of such damages and interest as compared to the amount of money received by the Company as a part of the transaction.
    Varies by month refer to calculations set forth in previous tables.

(2)Mandatory redemption amount is non-cumulative, and is
    a 20% premium over the
    purchase price.

Based on all information available to the Company none of the
Noteholders and/or Warrantholders hold any "short position" with respect to and shares of the Company.

There has been no relationship or arrangement with the
Selling Shareholders in the past three years or for any performance in the future except for the placement agreement between the Company and JPC Capital
Partners, Inc. ("JPC"). JPC acted as the placement agent with respect to the sale of the Notes and Warrants. JPC is registered and qualified as a broker dealer. The Company entered into the placement agreement with JPC on July 27
2006. The term of the placement agreement was for 12 months. The Company appointed JPC as its exclusive agent to procure potential purchasers of the
Company's equity and/or debt. The compensation for the services provided by JPC was a fee of: 1) eight percent (8%) of the gross subscription proceeds, received by the Company in conjunction with an equity and/or debt offering by the
Company, from purchasers procured by JPC; and 2) warrants to purchase a number of the Company's shares of common stock equal to seven shares of the Company's common stock for every one hundred shares effectively sold by JPC. The compensation shares/warrants issued to JPC have registration rights and exercise price(s) equal to those rights and prices associated with the shares/warrants issued to the other Selling Shareholders that purchase Notes and Warrants as a part of the offering. A copy of the placement agreement is appended hereto.

The number of shares of common stock to be issued upon
conversion of the Notes is determined by dividing that portion of the principal owed on the Notes to be converted ($2,678,572)
by the Conversion Price of $0.6622 for a total number of shares, upon total conversion, of 4,044,958. The Conversion Price per share is eighty-five percent
(85%) of the weighted average volume price ($0.7791) of the Common Stock using the AQR function as reported by Bloomberg L.P. ("VWAP") for the ten (10) trading days preceding the closing date ($0.6622). The Company is also registering an additional 2,022,479 shares to comply with a requirement in the Subscription
Agreement that the Company register 150% of the total number of shares to be issued upon total conversion of the Notes. The Company is also registering
283,147 shares issued to JPC as compensation under the placement agreement. The total number of shares being registered hereunder is 6,350,584.

In determining the conversion price, the Company utilized
Bloomberg, LP's Average Quote Recap (AQR) screen for the Company's common stock.
The AQR function shows the average price of a security for a selected time frame. It also shows the volume-weighted average price (VWAP), the total volume that was traded, the number of trades that took place, and the average trade size. VWAP reported by Bloomberg on March 19, 2007 for the Company's common stock was $0.7791. Conversion price based on 85% of the VWAP is $.6622.

As used in this Prospectus, the "VWAP" means, for each of the
10 consecutive trading days prior to the closing date of the Note, March 19,
2007, the per share volume-weighted average price as displayed under the heading
"Bloomberg VWAP" on Bloomberg page "TWP.N <equity> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).

See the "Selling Stockholders" and "Risk Factors" sections
for a complete description of the convertible notes.

Summary Financial Information

The summary financial information set forth below is derived from more detailed financial statements appearing elsewhere in this prospectus.
We have prepared our financial statements contained in this prospectus in accordance with generally accepted accounting principles in the United States.
All information should be considered in conjunction with our financial statement including notes thereto contained elsewhere in this prospectus.

    Income Statement

    For the Year Ended December
31, 2006
    For the Year Ended December
31, 2005

Revenue

$ 2,612,347

$ 749,660

Net Income (Loss)

$ (8,530,598)

$ (3,748,480)

    Net Income (Loss) Per Share

$ (0.33)

$ (0.20)

    Balance Sheet

December 31, 2006
December 31, 2005

Total Assets

$ 1,332,481

$ 1,288,377

Total Liabilities

$ 296,133

$ 112,071

    Shareholders' Equity

$ 1,036,348

$ 1,176,306

Risk Factors

An investment in our common stock involves a high degree of
risk. The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in the
Company. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus. The risk factors contained herein are likely not all inclusive and their may be other or additional risks, not set forth herein, associated with the Company, its business or an investment in its common stock. These risk factors, individually or occurring together, would have a substantially negative effect on Coffee Pacifica's business and would likely cause it to fail.

Risks Related to Our Business

Our future operating results are unpredictable and our
revenue model is unproven

Due to the absence of significant revenues generated from our business model, the uncertainty of local, state and federal governmental regulations and the fluctuation of economic conditions in general, it is difficult to accurately forecast our future coffee revenues. To date, the
Company has generated limited revenue from coffee sales, and has taken or delivered limited orders of its coffee products. The Company's revenue model is dependant upon identifying and accessing a viable market for its coffee products. The failure to identify and/or access such a market could have detrimental affects on the Company. The Company may never generate significant revenues. Even if the Company does generate significant revenues, there is no assurance the Company will ever be profitable.

We need to manage growth in operations

Our ability to successfully offer our products and services
and implement our business plan in an evolving coffee market requires an effective planning and management process. We will need to continue to improve our financial and managerial controls and reporting systems and procedures. We expect growth in our business; however, this growth will continue to place a significant strain on our management systems and resources. There are no assurances we will effectively achieve or manage future growth, and the failure to do so could delay product development cycles or otherwise have a materially adverse effect on the Company's financial condition and results of operation.

Our business depends upon attracting and retaining highly
capable management and operations personnel

In order to achieve its objectives, the Company must add key people to its management team. We also require highly skilled technical, sales, management and marketing who are in high demand and are often subject to competing offers. As we grow, we will continue to need an increased number of management and support personnel. It is possible that we will be unable to recruit the people we need in a timely fashion.

Intense competition may affect our profitability

The markets for our products are highly competitive and
rapidly changing. We face several large competitors that have been in business longer than we have. These competitors have the advantage of having entered the market earlier than us. Our competitors and their products are more fully established and accepted in the market place. There are a number of other companies offering green bean coffee currently existing in the market place.
These competing companies are already accepted in the market place. We may therefore be unable to gain adequate market share that will allow us to meet our financial projections. We cannot assure you that our competitors will not develop services or products that are equal or superior to ours or that achieve greater market acceptance. Please see "Business--Competition" for further detail regarding our competitive market.

We may need additional capital

We require substantial working capital to fund our business.
If we do not generate enough cash from operations to finance our business in the future, we will need to raise additional funds through public or private financing. Selling additional stock could dilute the equity interests of our stockholders. If we borrow money, we will have to pay interest and may also have to agree to restrictions on our operating flexibility. The borrowing of additional monies may put a strain on the Company's cash flow and ability to develop and or expand its products and business. There are no guarantees that we will be able to obtain additional financing or that if such financing is available that it will be on terms satisfactory to the Company. See,
"Management's Discussion and Analysis of Financial Condition and Results of
Operations".

Risks Related to Our Industry

Competition may adversely affect our ability to implement our business plan

There are other companies conducting similar activities, and the demand for green bean coffee is affected by consumer taste and preferences.
With little operating capital in a rapidly evolving and highly competitive coffee industry we will encounter financial difficulties. The whole green bean coffee market is highly fragmented and coffee brands are being established across multiple distribution markets. Several competitors are aggressive in obtaining distribution in specialty grocery and gourmet food stores. We have only begun to penetrate these markets, which gives some competitors advantages over us based on their earlier entry into these distribution markets.
Competition in the green bean coffee market is intense as relatively low barriers to entry encourage new competitors to enter the green bean coffee market. The new market entrants may have substantially greater financial, marketing and operating resources than us, which may adversely affect our ability to implement our business plan. We may have to curtail or cease our business and our investors may lose their entire investment.

Adverse weather conditions and diseases may negatively impact the cost of and our supply of green coffee beans

Decreased availability of quality green bean coffee would
have an adverse affect on our purchasing costs, revenue and profitability and would jeopardize our ability to grow our business. A significant portion of our anticipated revenue will be realized during the Papua New Guinea coffee harvest season, which is from May to August. Any coffee tree and/or coffee bean diseases and/or severe adverse weather conditions such as a prolonged period of drought, would have an adverse effect upon the supply of quality green bean coffee at a reasonable price, which, in turn, would directly impact our ability to market and distribute green bean coffee in the United States, Europe and Canada. As a result, our business would be impaired and we may have to curtail or cease our operations and the investors could lose their entire investment.

Political and social instability in Papua New Guinea may also negatively impact our supply of green coffee beans and our purchasing costs

We purchase unprocessed green bean coffee from Papua New
Guinea. Consequently, any political, economic and social unrest and/or instability in Papua New Guinea may adversely affect our business operations. In particular, instability in coffee growing regions of Papua New Guinea could result in a decrease in the availability of quality green coffee beans needed for the continued operation and growth of our business. It could also lead to an increase in our purchasing costs and increased operating costs. This may impair our business and we may have to cease or curtail our operations and investors could lose their entire investment.

Fluctuations in the price of green bean coffee may impede our marketing ability

Green bean coffee is traded on the commodities market. The
supply and price of green bean coffee is affected by multiple factors in the various producing countries including; weather, political, and economic conditions. We plan to sell our green bean coffee on a negotiated basis based upon the supply and demand at the time of purchase/sale. The benchmark
(beginning) price will be directly tied to the then current prevailing price of
New York "C" futures coffee contracts trading on the New York Coffee, Sugar &
Cocoa Exchange. If the cost of green bean coffee increases we may not be able to pass along those costs to our customers because of the competitive nature of the coffee industry. If we are unable to pass along increased coffee costs, our margins will decrease and profitability will suffer accordingly. As a result, our business will be adversely affected and we may have to curtail or cease our operations and the investors could lose their entire investment.

Risks related to owning Coffee Pacifica Common Stock

A substantial majority of our common stock is owned by
management and that may reduce your ability to influence our activities

Prior to this Offering our officers, directors collectively
owned approximately 23% of our outstanding shares of common stock as of June 30,
2007, and if all of the underlying shares being registered hereby are acquired by the Noteholders, our officers and directors will collectively own approximately 19% allowing these security holders to control matters requiring approval of our shareholders. Such concentrated control of the company may adversely affect the price of our common stock in that it may be more difficult for Coffee Pacifica to attract investors because such investors will know that matters requiring shareholder consent will likely be decided by our officers and directors. Our officers and directors can control matters requiring approval by our security holders, including the election of directors. Moreover, if our officers and directors decide to sell a substantial number of their shares, investors will likely lose confidence in our ability to earn revenue and will see such a sale as a sign that our business is failing. Each of these factors, independently or collectively, will likely harm the market price of our stock.

Risks Related to the Offering

We have discretion as to the use of proceeds

In conjunction with the sale of the Notes, pursuant to the
Subscription Agreement, the Company has granted the Note purchasers Warrants to purchase additional shares of the Company's common stock. Our management can spend the proceeds, received by the Company in conjunction with the exercise of any of the Warrants, in ways with which the stockholders may not agree. We cannot predict that the proceeds will be invested to yield a favorable return.
The net proceeds received from exercise of any of the Warrants will be used primarily for sales and marketing expenses, salaries and staffing and general corporate and technology purposes, including working capital.

Control by officers and directors

Executive officers, directors, key employees and entities
affiliated with them will, in the aggregate, beneficially own approximately 19%
of our outstanding Common Stock. These stockholders, if they acted together, would be able to significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions.

Lack of liquidity

There may not be an adequate market for the resale of the
Company's common stock. Shareholders may not be able to sell their stock at a price in excess of the price at which the stock was purchased. Accordingly, investors should not expect to be able to sell the Shares or otherwise liquidate their investment even in an emergency or should their circumstances change.
Investors must be prepared to bear the economic risk of holding the Shares for an indefinite period of time.

Risks Relating to our Current Financing Arrangement

There are a Large Number of Shares Underlying the Notes.

As of June 30, 2007, we had 29,896,334 shares of common stock issued and outstanding. There are currently Notes outstanding that may be converted into an estimated 6,350,584 shares of common stock at current market prices and outstanding warrants to purchase 3,678,695 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the
Notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The Issuance of Shares Upon Conversion of the Convertible
Notes and Exercise of Outstanding Warrants May Cause Immediate and Substantial
Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the Notes and
exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their Notes and/or exercise their Warrants if such conversion or exercise would cause them to own more, than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. However, none of the shares being registered hereunder will be available for issuance upon the exercise of any of the Warrants.

Repayment of the Notes could negatively affect our supply of working capital

March 19, 2007, we entered into agreements to issue the
Notes. The Notes are due and payable March 18, 2009, unless sooner converted into shares of our common stock. The Company cannot voluntarily pre-pay the
Notes until March 18, 2008. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Subscription Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the Notes, including a default interest rate of
15% on the outstanding principal balance of the Notes if the default is not cured within the specified grace period. The intent of the Company is to make all payments that may become due under the Notes. Furthermore, we have a reasonable basis to believe that the Company has the financial ability to make all such payments as they may become due. We anticipate that the full amount of the Notes will be converted into shares of our common stock, in accordance with the terms of the Notes. If we were required to repay the Notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the Notes when required, the notes and stock holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

Cautionary Notes on Forward-Looking Statements

In addition to historical information, this prospectus
contains forward-looking statements within the meaning of Section 27A(k)(1) of the Securities Act of 1933 as amended and Section 21E(i)(1) of the Securities
Exchange Act of 1934 as amended. Coffee Pacifica uses forward-looking statements that you can identify by words or terminology such as "may", "should", "could",
"predict", "potential", "continue", "expect",

 "anticipate", "future", "intend", "plan", "believe",
"estimate" and similar expressions (or the negative of these expressions).
Actual results, levels of activity, performance, achievements and events are most likely to vary materially from those implied by the forward-looking statements. These statements are based on current beliefs, expectations and assumptions of Coffee Pacifica and are subject to uncertainties and a number of risks as described in the "Risk Factors" section and elsewhere in this prospectus. Any such statements should be considered in light of various risks and uncertainties that could cause results to differ materially from expectations, estimates or forecasts expressed. Most of these factors are difficult to predict accurately and are generally beyond the control of Coffee
Pacifica. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this prospectus. Readers should carefully review this prospectus in its entirety, including but not limited to our financial statements and the notes thereto. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. For any forward-looking statements contained in any document, we claim the protection of the safe harbour for forward-looking statements contained in the Private
Securities Litigation Reform Act of 1995.

Use of Proceeds

This prospectus relates to shares of our common stock that
may be offered and sold from time to time by the selling stockholders listed herein. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the Warrants, to the extent that a cash, rather than a cashless, exercise is elected. We expect to use the proceeds received from the exercise of the Warrants, if any, for general working capital purposes.

Determination of Offering Price

Offering price for the common stock being registered was
based on an expected conversion price. The Notes may be converted, at the option of the Noteholders, into shares of common stock of the Company at the conversion price of eighty-five (85%) VWAP over the ten (10) days preceding the date of closing. The conversion price set on March 19, 2007 was $0.6622. The Company's stock trades on the Over-The-Counter Bulletin Board under the symbol "CFPC."

Selling Security Holders

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the Warrants. None of the shares being registered hereunder will be available for issuance upon the exercise of any of the Warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock, except upon the exercise of any of the Warrants issued to such selling stockholders.

The following table also sets forth the name of each person
who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Name***
    Total Shares of Common Stock
Issuable Upon Conversion of Notes *
    Total Percentage of Common
Stock, Assuming Full Conversion
    Additional Shares Registered,
per 150% clause
    Shares of Common Stock Included
in Prospectus (1)
    Beneficial Ownership Before the
Offering**
    Percentage of Common Stock Owned
Before Offering**
    Beneficial Ownership After the
Offering (3)
    Percentage of Common Stock Owned
After Offering (3)

    Crescent International Ltd.
(Maxi Brezzi & Bachir Taleb-Ibrahimi)

1,797,759

5.3%
898,880

2,696,639

3,325,774

9.8%

1,528,015

4.5%

    Pierce Diversified Strategy
Master Fund LLC, Ena (Brendan O' Neil)

89,888

0.27%

44,944

134,832

166,289

.49%

76,401

.22%

    Enable Growth Partners LP
(Brendan O'Neil)

1,528,095

4.53%

764,048

2,292,143

2,826,907

8.3%

1,298,812

3.8%

    Enable Opportunity Partners LP
(Brendan O'Neil)

179,776

0.53%

89,888

269,664

332,577

.09%

152,801

.45%

    Bristol Investment Fund, Ltd.
(Paul Kessler)

449,440

1.33%

224,720

674,160

831,444

2.5%

382,004

1.1%

    JPC Capital Partners, Inc. (Jeff
Canouse)

283,147(1)

0.84%

0

283,147(1)

523,809

1.5%

240,662

.07%

* This column represents an estimated number based on a
conversion price as of March 19, 2007, of $0.6622
for the convertible notes divided into the principal amount multiplied by 150%.

** This number assumes full conversion of the Notes and full exercise of the Warrants.

*** The persons listed in parenthesis are those persons who
possess, for shareholders listed on the Selling Stockholders listed, the dispositive powers with respect to the shares being registered hereby.

The number and percentage of shares beneficially owned is
determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable
upon conversion of the Notes based on a fixed conversion price of $0.6622.

(2) The actual number of shares of common stock offered in
this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the Notes and by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed, at any given time, 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act.
Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities
Exchange Act of 1934, as amended.

(3) Assumes that Shares (from conversion of the Notes) registered will be sold and full exercise of the Warrants. Please see columns 1 ("Total Shares of
Common Stock Issuable Upon Conversion of Note") and 2 ("Total Percentage of
Common Stock, Assuming Full Conversion") for disclosure regarding the Shares and percentages owned by each Selling Shareholder assuming full conversion and no sales by each respective Selling Shareholder. However, pursuant to the terms of the transaction documents the Selling Shareholders, in the aggregate, cannot beneficially own, at any given time, more than 4.99% of the issued and outstanding shares of Company common stock.

Plan of Distribution

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.
These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and
    transactions in which the broker-dealer solicits the purchaser;

  block trades in which the broker-dealer will
    attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and
    resale by the broker-dealer for its account;

  an exchange distribution in accordance with the
    rules of the applicable exchange;

  privately-negotiated transactions;

  short sales that are not violations of the laws
    and regulations of any state or the United States;

  broker-dealers may agree with the selling
    stockholders to sell a specified number of such shares at a stipulated price per share;

  through the writing of options on the shares;

  a combination of any such methods of sale; and

  any other method permitted pursuant to
    applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales
against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers

 purchasing the shares will do so for their own account
and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the
Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their
brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation,
Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of
Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or
their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a
material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

JPC Capital Partners, Inc. ("JPC") is a registered
broker-dealer. JPC received shares/warrants from the Company as compensation for arranging the sale of the Notes and Warrants to the Selling Stockholders. The
shares issued to JPC were not issued to them as underwriting compensation.
Therefore JPC must be designated as an underwriter with respect to its shares being registered hereunder. None of the other Selling Shareholders are broker-dealers or affiliates of broker-dealers.

Legal Proceedings

As of the date of this Prospectus, we are party to two
lawsuits. We are unaware of any other litigation pending or threatened by or against Coffee Pacifica.

Coffee Pacifica, Inc. filed a lawsuit on May 19, 2005 against its former director, Brooks Farrell, requesting that Brooks Farrell return
2,637,006 of non-free-trading shares of common stock issued to him. This action stemed from a lack of performance under an agreement
between Brooks Farrell and the Company, and the issuance of stock as a prepayment for services to be rendered under the contract. This action was being prosecuted in the First Judicial District Court of the State of Nevada in Carson
City, Nevada. On July 26, 2005, Brooks Farrell filed his defense and a counter claim against Coffee Pacifica and its directors; Shailen Singh, Jon Yogiyo,
Benard Goma and Jikien McKenzie seeking damages and removal of the Rule 144 legend from the share certificates to allow Brooks Farrell to sell the 2,637,006 shares. All directors were dismissed from the case. This matter was settled out of court pursuant to a confidential settlement agreement which received judicial approval on August 31, 2007.

A lawsuit was filed in January 2006 against Coffee Pacifica,
Inc. by another former director, Brian Inouye, seeking compensation. This action is being prosecuted in Clark County, Las Vegas, Nevada. Coffee Pacifica
considers the lawsuit frivolous and without substantive merit, and will aggressively and vigorously defend itself. In February 2006, Coffee Pacifica filed a counter-claim seeking damages, including fraud.

Directors, Executive Officers, Promoters and Control Persons

All directors of our company hold office for one year or
until their successors are elected or appointed at the next annual meeting of the shareholders. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.
The names, ages and positions of our directors and executive officers as of the date of this Prospectus are as follows:

NAME
AGE
POSITION
APPOINTED
TERM

Shailen Singh
42
    Director, President, & CFO,

December 21, 2001 (inception)
One year

Jon Yogiyo
52
Director
December 21, 2001 (inception)
One year

Terry Klassen
50
    Chief Executive Officer
&Director
August 9, 2006
One year

Paul Khakshouri
43
Director
September 24, 2007
One year

The following is a brief account of the education and business experience during the past five years of each directors and executive officers, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Shailen Singh, Chairman President, Secretary & Chief Financial Officer

Mr. Singh has been the executive Chairman and President, of
Coffee Pacifica since its inception on December 21, 2001. As the President, Mr.
Singh is responsible for the general direction of our business development including management of the business affairs. Mr. Singh, received Bachelor of
Commerce degree in Accountancy and Management from the University of Wollongong,
New South Wales, Australia in 1987 and in 1993 obtained Australian Certified
Practicing Accountant designation. Mr. Singh was a director and Chief Financial
Officer of International Blue Gold Corp., a public company, which later changed its name to Buddha Resources Inc., from September 1997 to January 1999; and then rejoined as a director from June 1999 to December 2001. In December 1999, Mr.
Singh became a director and President of Inouye Technologies (Canada) Inc., public company, and remained in that role until he resigned in February 2001.

Terry Klassen, Chief Executive Officer

Mr. Klassen, our Chief Executive Officer, is responsible for the day-to-day management and operation of Coffee Pacifica's business affairs, including the marketing and sales of green bean coffee in the United States,
Canada and Europe. Mr. Klassen joined Coffee Pacifica on June 1, 2005, as the
Vice President Coffee Sales and was promoted to Chief Executive Officer on July
1, 2006 and appointed a director on August 9, 2006. Mr. Klassen has held numerous senior management positions, including President of Coffee Butlers LLC,
September 2003, Vice President Western Sales with UsRefresh Coffee and Vending
July 1998 and since October 2001, Mr. Klassen serves as a director of Ebony
Coffee and Vogue International Coffee Products Broker Inc.

V.S. Jon Yogiyo, Vice Chairman, Director

Mr. Yogiyo has been a director of Coffee Pacifica since its
inception on December 21, 2001. Mr. Yogiyo is a resident of Papua New Guinea and manages our Papua New Guinea operations. Mr. Yogiyo is a director and the
President, Secretary and Treasurer of our 100% owned subsidiary in Papua New
Guinea; Coffee Pacifica PNG Ltd. Mr. Yogiyo holds a Bachelor of Agriculture degree from the University of Papua New Guinea and a post-graduate Diploma in
Management studies from Mt. Eliza Management College, Mt. Eliza, Australia, post graduate Diploma in Agriculture from Kasetsart University, Bangkok, Thailand,
Diploma from University of South Pacific, Alafuna campus, Western Samoa. He has also received training under Person Fellowship with Agriculture Canada at the
Morden Agriculture Research Station, Manitoba, Canada. Mr. Yogiyo was an
employee of Coffee Industry Corporation of Papua New Guinea for 27 years. Mr.
Yogiyo has held positions as Coffee Agronomist, from November 1975 to November
1989, Director of Coffee Research from December 1989 to June 1997 and July 1997 to June 2003, Mr. Yogiyo was the General Manager, Extension Services Division,
of Coffee Industry Corporation of Papua New Guinea.

Paul Khakshouri, Director

Mr. Paul Khakshouri was appointed a director on September 24,
2007. Mr, Khakshouri is businessman and is a resident of New York City. He received a Bachelor of Science degree majoring in accounting from St Johns
University in New York City in 1981. Since 1987 he has been actively involved in the gaming, travel, automotive and real estate industries as an investor.

Significant Employee(s)

As of date of this prospectus, we do not have any individual who could be classified as a significant employee of the Company nor any individual who is expected to make a significant contribution to the business.

Family Relationships

There are no family relationships, except certain family
members who became shareholders by purchasing common shares of Coffee Pacifica.

Involvement in Certain Legal Proceedings

No director or officer has filed any bankruptcy petition.

No director or officer has been convicted in a criminal
proceeding.

No director or officer has been permanently or temporarily
enjoined, barred, suspended or otherwise limited from involvement in any type of securities or banking activities.

No director or officer has been convicted of violating a
federal or state securities or commodities law.

Security Ownership of Certain Beneficial Owners and
Management

The following table sets forth certain information as of date of June 30, 2007, with respect to the beneficial ownership of the common shares of Coffee Pacifica by (i) each director, (ii) each executive officer, (iii) each employee, (iv) the directors and officers of the Company as a group, (v) and each person known by Coffee Pacifica to own beneficially more than five percent
(5%) of the common shares. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares. At June 30,
2007, 29,896,334 shares of common stock were outstanding.

    Class of Stock

Name of Beneficial Owner
Number of Common Shares
    Percentage (%)

Common Shares
    Shailen Singh, President,
&Director (1),(2)
3,425,000
11.5%

Common Shares
Jon Yogiyo, Director (1)
2,625,000
8.8%

Common Shares
Terry Klassen, CEO Director (1)
650,000
2.2%

Common Shares
Rhonda Penner- Dunlop (5)
20,000
0.00%

Common Shares
    James Fraser, Director (6)

112,500
0.4%

Common Shares
Paul Khakshouri (7)
1,000
0%

    Officers and Directors as a
Group
6,833,500
22.9%

Common Shares
Brooks Farrell (3)
2,637,006
9.7%

Common Shares
CEDE & Co (4)
15,325,719
51.3%

(1) The address of beneficial owners in the table are Shailen Singh,
        1210 1200 W73rd Avenue, Vancouver, B.C. V6P 6G5, Jon Yogiyo, P.O. Box
        164, Goroka, EHP, Papua New Guinea. T Klassen, 12189 Green Haven Suite
        107, Mulkiteo, WA 98275. (2) Shailen Singh's shares are held by South
        Rim Financial Corp. Mr. Singh is the sole shareholder, officer and director of South Rim Financial Corp. (3) Brooks Farrell, 201 133 East 8
        Avenue, Vancouver, B.C. V5T 1R8. Ownership of shares was settled out of court August 31, 2007; (4) CEDE & Co, Bowling Green Station, P.O.Box 20,
        New York, NY 10004.the beneficial owners of these shares are not known to Coffee Pacifica. (5) Employment terminated February 2007. (6) James
        Fraser , 200 - 4603 Kingsway, Burnaby, B.C. V5H 4M4. Mr. Fraser's term ended September 5, 2007 and was not nominated to serve another term. (7)
        Elected Septemer 24, 2007.

Change in Control

As of the date of this Prospectus, our management is unaware of any existing or anticipated contract or arrangement, the operation of which may, at a subsequent date, result in a change of control" of Coffee Pacifica as that term is defined by Item 403(c) of Regulation S-B.

Securities authorized for issuance under equity compensation plans

In January 2006, the Company registered with the Securities
and Exchange Commission on Form S-8 "2006 Directors and Key Employee Stock
Option Plan" (hereinafter "the Stock Option Plan"), which allows Coffee Pacifica to issue 5,000,000 options to purchase shares of common stock to its directors, employees and employees of the subsidiaries and to individuals providing services. The Stock Option Plan was approved by the shareholders at the annual general meeting held in August 2006. The options would be awarded by the Board of Directors based on a recommendation of the Board or Compensation Committee assembled by the Board for administration of the Stock Option Plan. During the year ended December 31, 2006, the Company did not issue any stock options under this Stock Option Plan. Pursuant to the contracts with the Company president, chief executive officer and the former chief
financial officer, the Company in April 2007, issued the 1,100,000 stock options. These stock options are fully vested and valued are formalized under a separate stock option agreement with the respective parties.

The 2005 Employee Stock Incentive Plan for Employees and
Consultants is to provide employees and consultants of Coffee Pacifica and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Coffee Pacifica and its subsidiary, to join the interests of employees and consultants with the interests of the shareholders of the Coffee Pacifica and to facilitate attracting and retaining employees and consultants of exceptional ability. The
Plan is administered by the Board of Directors. The maximum number of shares which may be granted under the Plan shall be 6,250,000 shares in the aggregate of Common Stock of Coffee Pacifica Inc. The initial and standard price per share of common stock to be issued directly shall be the fair market value per share, but may be changed in each case by the Board. If the share price is changed, the
Board shall determine the share price no later than the date of the issuance of the shares and at such other times as the Board deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Plan. In the absence of such specific determination, the share price will be the fair market value per share. Fair Market Value per share shall mean, if there is an established market for the Company's common stock on a stock exchange, in an over-the-counter market or otherwise, the closing bid price of the Company's stock for the trading day which is the valuation date. During the years ended December 31, 2006 and 2005 we issued 4,452,000 and 1,378,750 shares of our common stock under the 2005 Employee Stock Incentive Plan for Employees and Consultants and 419,250 remain for future issuance.

Description of Securities

Coffee Pacifica, Inc. is authorized to issue 75,000,000
shares of common stock at a par value of $0.001 and 100,000,000 shares of
Preferred Stock at a par value of $0.001. As of June 30, 2007, Coffee Pacifica had 29,896,334 common shares issued and outstanding to approximately 1,470 shareholders of record. No preferred stock is issued.

a) Common Stock Voting Rights

Each outstanding share of common stock is entitled to one
vote on all matters submitted to a vote of Coffee Pacifica's shareholders, including the election of directors. There are no cumulative voting rights, and therefore, the holders of a plurality of the shares of common stock voting for the election of directors may elect all of the directors standing for election.

b) Preferred Stock Voting Rights

No preferred shares have been issued.

Dividends

Holders of common stock and preferred stock are entitled to
receive dividends at the same rate as and if Coffee Pacifica's board of directors declares dividends out of assets legally available for the payment of dividends.

c) Liquidation

In the event of a liquidation, dissolution or winding up of
Coffee Pacifica's affairs, whether voluntary or involuntary, after payment of the debts or other liabilities, the remaining assets will be distributed ratably among the holders of shares of common stock and preferred stock.

d) Rights and Preferences

Common stock has no preemptive, redemption, conversion or
subscription rights. The rights, powers, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that Coffee Pacifica may designate and issue in the future.

Transfer Agent

The transfer agent for the for the common stock of Coffee
Pacifica is Integrity Stock Transfer, 2920 North Green Valley Parkway, Building
5 Suite 527, Henderson, Nevada, 89014

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having
prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Disclosure of Commission Position on Indemnification for
Securities Act Liabilities

As permitted by Nevada Statutes, Coffee Pacifica may
indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Coffee Pacifica directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Coffee Pacifica pursuant to the foregoing provisions, Coffee Pacifica has been informed that, in the opinion of the
Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Except as described in the section entitled "Certain
Relationships and Related Transactions" set forth below, no promoters received or expect to receive any assets, services or other consideration from Coffee
Pacifica. No assets will be or are expected to be acquired from any promoter on behalf of Coffee Pacifica.

Description of Business

Business Development During the Last Three Years

Coffee Pacifica, Inc. was incorporated on December 21, 2001
in the state of Nevada. We have never declared bankruptcy or been in receivership. In October 2005, we acquired 100 % of the issued and outstanding shares of Uncommon Grounds, Inc for a total consideration of $430,000 in cash and $126,776 in liabilities. Uncommon Grounds Inc.
is located in Berkeley, California and continues to market and sell its
"Uncommon Grounds" brand of certified organic, fair trade and sustainable produced roasted coffee, tea, cafe supplies and equipment to its customers in the "Bay Area" regional market and throughout United States.

We have never declared bankruptcy or been in receivership.

We are a distributor and marketer, in the United States,
Canada and Europe, of green bean coffee produced in Papua New Guinea. Coffee
Pacifica generates revenue from the sale of green bean organic and non-organic premium grade Papua New Guinea grown coffee. We sell Papua New Guinea grown green coffee beans directly to coffee roaster retailers, commercial roasters, coffee brokers and gourmet roasters and retailers. As a result of the acquisition of Uncommon Grounds, Inc. we also sell, in the United States,
"Uncommon Grounds" brand of roasted coffee, tea, cafe supplies and equipment.

Business of Our 100% Owned Subsidiaries

Coffee Pacifica acquired one hundred percent of the issued
and outstanding shares of Uncommon Grounds, Inc. on October 10, 2005. Uncommon
Grounds, Inc. is a coffee roasting company established in 1984 and is located in
Berkeley, California. Uncommon Grounds Inc. was incorporated under the laws of the State of California. It sells certified organic, fair-trade and sustainable-produced roasted coffee under the "Uncommon Grounds" label. Uncommon
Grounds, Inc. also sells tea, cafe supplies and equipment to customers.

In June 20, 2002, we incorporated, under the laws of Papua
New Guinea, our wholly-owned subsidiary Coffee Pacifica PNG Ltd. We conduct our
Papua New Guinea operation through this company.

Coffee Pacifica also owns a wholly-owned subsidiary, New
Guinea Peaberry Coffee, Inc., incorporated January 26, 2006 under the laws of the state of Nevada. We did not conduct any operations during the year ended
December 31, 2006.

Coffee Bean Species, Varieties, Quality and Suppliers

Coffee is an agricultural crop that undergoes price
fluctuations and quality differences depending on weather, economic and political conditions in coffee producing countries. Coffee Pacifica depends on
Papua New Guinea coffee farmers/shareholders to access quality green bean coffee from the various growing regions in Papua New Guinea.

The two coffee species grown in Papua New Guinea are arabica and robusta. The main varieties of arabica coffee are "Arusha," "Bourbon" and "Mundonova".
According to the Coffee Industry Corporation of Papua New Guinea domestic production data for 2006 coffee season, approximately 85% of green bean coffee in Papua New Guinea is grown by landowners in the Highlands region between the altitudes of 4,000 to 6,500 feet above sea level in rich volcanic soils.

We do not anticipate having to depend on any one farmer for
the supply of the green coffee beans. We do not expect that disruption in the supply from one farmer to Coffee Pacifica could not be remedied quickly and cost effectively. We obtain our green beans from farmer-shareholders and co-operatives, who produce quality green coffee beans. We believe our farmer-shareholders and co-operatives represent a potential source of quality arabica beans that are produced in sufficient quantities on farms close to main arterial routes. Because many of these farmers are also shareholders of Coffee
Pacifica, there are existing relationships and the farmers have a vested interest in the success of Coffee Pacifica. We believe such relationships are mutually beneficial for Coffee Pacifica and our farmer-shareholders and co-operatives alike, and may result in favourable coffee bean supplies, quality and costs.

We have a strategic partner, Papua New Guinea Coffee Growers
Federation Ltd. ("PNGCGF"). PNGCGF is also a shareholder of Coffee Pacifica.
PNGCGF's shareholders are co-operatives representing approximately 120,000 coffee growers organized in 179 co-operatives located throughout the 11 of 13 coffee growing provinces of Papua New Guinea. The high quality premium-grade coffee produced by the co-operatives is pooled together by the PNGCGF and exclusively marketed by Coffee Pacifica. To fill the sales orders we receive, we have a subcontract arrangement with the Papua New Guinea Coffee Growers
Federation Ltd. to purchase, process, sort, bag and package ready for shipment green bean coffee from Port of Lae in Papua New Guinea to our rented warehouses or to our customers.

Coffee Market

There is an established market for green bean coffee in the
United States and Canada. According to the International Coffee Organization,
"Green Bean Import", data for the 2006 green bean coffee season, the United
States imported approximately 25 million, sixty-kilogram, bags of green bean coffee and Canada imported approximately 2 million, sixty-kilogram, bags of green bean coffee. United States and Canada's imports of greens beans represent approximately 30% of the total 2006 World coffee production.

Papua New Guinea grown arabica and robusta green bean coffee has an established market. According to the International Coffee Organization
"Country Production" data for the 2006 green bean coffee season, Papua New
Guinea produced approximately one million one hundred thousand (1.0 million), sixty-kilogram, bags of green bean coffee, which is approximately 2% of the world green bean coffee production.

Customer Categories

Coffee Pacifica's largest potential markets for green bean
coffee are the United States and Canada. There are four broad potential customer groups: roaster retailers, commercial roasters, coffee brokers and gourmet roasters and retailers. Roaster retailers are vertically integrated sellers of coffee and other beverages who operate their own coffee roasting facilities to supply roasted coffee to their own retail coffee shops and through other food service distribution channels, such as grocery stores. Commercial roasters, who do not operate their own retail coffee shops, operate roasting facilities and supply roasted coffee to third party retail coffee shops, grocery stores, hotels and restaurant trade, through other food service distribution channels. Coffee brokers purchase and sell green coffee beans to smaller roaster retailers and commercial roasters. The coffee broker segment consolidates distribution channels and provides access to many smaller commercial roasters and roaster retailers. Specialty gourmet roasters and retailers are small coffee shops that sell whole bean coffees that are ground at home, in retail grocery stores or commercially.

Our "Uncommon Grounds" brand of certified organic and fair
trade roasted coffees and tea products are sold to the coffee shops, restaurants and directly to consumers throughout the US.

We believe that no disproportionately significant amount of
revenue will come from any single customer; therefore, we do not expect to depend on any single customer.

Competitive Position & Pricing Policy

We sell our green bean coffee to customers in the
afore-mentioned groups. These purchasers of green bean coffee in the United
States and Canada depend upon outside trading companies and exporters for their supply of green bean coffee. In order to encourage the continuing supply of quality coffee beans in the future, these purchasers routinely negotiate with the exporters or trading companies to purchase green bean coffee which are tied to the specific
New York "C" futures coffee contract market prices for future deliveries of green bean coffee. The New York "C" futures coffee contract trades on the New
York, Coffee Sugar & Cocoa Exchange. We sell our green bean coffee, at a mutually negotiated price, to the potential customers using the New York "C"
futures coffee contract market prices as the "benchmark price." We add a premium amount to the benchmark price for the green bean coffee considered to be of a superior quality and deduct a discount amount from the benchmark price for green bean coffee considered to be of an inferior quality. The quality of the green bean coffee is determined by testing the grades of green bean coffee and by cup tasting for flavor.

Our "Uncommon Grounds" brand of organic and fair trade
certified roasted coffees and tea products compete directly against gourmet specialty coffees and teas sold at specialty retailers, discount stores, and a growing number of specialty coffee stores. Many specialty coffee companies, like
Starbucks and Peets Coffee sell whole bean coffees through these channels. The gourmet specialty market is highly competitive in the San Francisco area and contains competitors with substantially greater financial, marketing and operating resources than we have.

Coffee Packaging and Distribution

We operate in Papua New Guinea through our strategic partner,
PNG Coffee Growers Federation Ltd. to purchase unprocessed (parchment) coffee beans from the farmers/shareholders and transport the coffee beans in trucks to the processing warehouse in Lae, Papua New Guinea. After processing the parchment green beans, the processed and graded green coffee beans are packed in sixty-kilogram (60kg) bags and stored in a rented warehouse in Lae, Papua New
Guinea. When orders are received, we transport bagged green bean coffee ready for shipment down to Lae, our shipping port. After the Coffee Industry
Corporation and customs formalities are completed, the bagged green bean coffee is exported directly to customers. A Coffee Pacifica logo appears on every sixty-kilogram (60kg) bag of green bean coffee that is packed and shipped. All exports from Papua New Guinea are shipped at Free On Board ("FOB") price at Lae,
Port, Papua New Guinea.

Our roasted coffees are packed into 1/2 lb, 1 lb, 5 lb and 10 lb bags and delivered to our customers in the San Francisco area by our delivery van. Coffees are shipped by "UPS" courier to customers who are outside our delivery area.

Web Site

As of the date of this Prospectus, we own the website:
www.coffeepacifica.com. Our subsidiary Uncommon Grounds, Inc. owns a website
www.uncommongrounds.net and sells roasted coffee through the website.

Employees

As of the date of this Prospectus, Coffee Pacifica and the
two subsidiaries have approximately fifteen employees.

Government Regulations

We are unaware of any Papua New Guinea federal, state or
local laws and regulations that would affect our business operations in Papua
New Guinea apart from the Coffee Industry Corporation of Papua New Guinea inspecting all shipments of green bean coffee for the quality control purposes.

Every shipment of green bean coffee out of Papua New Guinea, as part of the quality control documentation, includes a "Phytosanitary
Certificate". The National Agriculture Quarantine and Inspection Authority of
Papua New Guinea issues the phytosanitary certificate after the inspection, disinfestations and/or disinfection treatment of the green bean coffee ready for shipment. The National Agriculture Quarantine and Inspection Authority of Papua
New Guinea is an independent Papua New Guinea government-funded organization, tasked with the responsibility to ensure that all banned and quarantine pests, diseases, non-regulated pests and non-quarantine pests do not enter or leave
Papua New Guinea.

The sales documentation will include a phytosanitary
certificate certifying that green bean coffee exported has been tested and inspected for all quarantine pests and diseases, including for those non-regulated pests banned by the United States Department of Agriculture and
Agriculture Canada.

We are registered with the Food and Drug Administration (FDA)
in compliance with the Public Health Security and Bioterrorism Preparedness and
Response Act of 2002. ("Bioterrorism Act"). Under the Bioterrorism Act, green coffee beans are considered food items and require the registration of the food facilities and the importer providing advance notice of any shipments into
United States.

As of the date of this Prospectus, our management is unaware of any other federal or state laws and regulations in the United States that would apply to our operations and green bean coffee business.

We are also unaware of any federal, state or local laws and
regulations in the United States that would affect our roasting business operations in Berkeley, California, apart from meeting the usual business license requirements of the county.

Research and Development Activities

For the years ended December 31, 2006 and 2005, Coffee
Pacifica did not incur any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

Reports to Security Holders

Coffee Pacifica will voluntarily make available an annual
report including audited financials on Form 10-K or Form 10-KSB to security holders. We are a reporting company and are required to file reports with the
SEC

 pursuant to the Exchange Act, including annual reports
on form 10-K or 10-KSB, interim quarterly reports on form 10-Q or 10-QSB and periodic reports, as required, on form 8-K.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington DC 20549.
The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Management's Discussion and Analysis of Financial Condition
and Results of Operations

Our annual revenue grew by 248% as we increased our sales in
2006 to $2,612,347 compared to $749,660 for 2005 (182% increase over 2004) and
$265,438 (265% increase over 2003) in 2004. Sales increased due to higher demand and premium prices paid for our coffees by the coffee buyers in US and Europe.
The revenue growth trend will continue as we introduce the "Penlyne Castle"
Jamaican Blue Mountain coffee to our existing customers. The Company believes that addition of Jamaican "Penlyne Castle" coffee will generate increased revenue in the third and fourth quarters complementing the Papua New Guinea ("PNG")
bean crop cycle. We anticipate growth in revenue from the roasted coffees too as we have recently launched our new website wwww.uncommongrounds.net for Uncommon
Grounds Inc. with improved e-commerce features. Our gross profit also improved on sales in 2006 to approximately 36% compared to 29% in 2005. The increase is attributed to premium prices received for our PNG green beans. In 2007, we anticipate higher gross margins and increased revenues by selling our green beans at premium prices and the forecasted higher New York "C" contract prices.
Our operating expenses for 2006 were $9,476,393 compared to $3,967,817 in 2005.
The general and administration expenses were $7,233,393 versus $2,626,369, the marketing expenses increased by $901,552 to $ 2,243,000 in 2006 compared to
$1,341,448 in 2005. The net loss for the year ended December 31, 2006 was
$8,530,598 compared to $3,748,480 in 2005. The increase in losses was attributed to common shares issued for certain expenses and services recorded at Fair
Market Value which aggregated to $7,606,640 (2006) and $3,136,518 (2005). At
December 31, 2006, we had $949,481 in current assets and $296,133 in current liabilities. As of June 30, 2007, Coffee Pacifica had $1,560,543 in cash and deposits which are adequate to meet our operational expenses for approximately the next twelve months. All revenues generated by the Company are used to pay
Company expenses and to implement and expand the Company's business.

Our revenue for the period ended June 30, 2007 was $644,189
and operating expenses were $5,004,169. The general and administrative expenses to June 30, 2007 was $3,030,254, the marketing expenses were $1,153,515, compensation expenses of $820,400 related to 1,100,000 stock options issued to our officers. The general and administration expenses of $3,030,254 included travel expenses of $114,454, professional fees of $252,786, advertising and promotion fees of $281,318, office expense of $903,833 and consulting fees of
$1,477,863. For the six months to June 30, 2007, we expensed convertible note related expenses: amortization of warrants of $294,475, amortization of derivative and original discounts of $94,774, financing expenses of $544,582 and unrealized loss on derivate liability of $131,610 and liquidated damage of
$120,537. The net loss for the six months ended June 30, 2007 was $5,888,875.
Our accumulated losses as of June 30, 2007 were $18,778,641. At June 30, 2007, we had $2,724.840 in current assets and $221,256 in current liabilities. Our long term liabilities, at June 30, 2007, resulting from the convertible notes funding was $2,809,298 for convertible debt, net of discounts $389,249 and
$2,809,298 for discount on debt and we recorded a derivate liability of
$405,702. At June 30, 2007, Coffee Pacifica had $1,560,543 in cash and deposits which are adequate to meet our operational expenses for approximately next twelve months. All revenues generated by the Company are used to pay Company expenses and to implement and expand the Company's business.

For the year ended December 31, 2006, our total revenue of
$2,612,347 consisted of $1,593,443 from the sale of green bean coffee and
$1,018,904 from roasted coffees. We incurred a net loss of $8,530,598 consisting of the following expenses: marketing $2,243,000, travel $156,260, professional fees $625,796, general expenses $1,982,118, advertising and promotion $619,060 and consulting $3,850,159. Our liabilities totaling $296,133, comprised of trade payables $196,133 and note payable of $100,000. As of December 31, 2006 we did not have any long-term debts or obligations. Our accumulated losses as of
December 31, 2006 were $12,889,766.

For the year ended December 31, 2005, our total revenue of
$749,660 consisted of $488,330 from the sale of green bean coffee and $261,330 from the sale of roasted coffees. We incurred a net loss of $3,748,480 consisting of the following expenses: marketing $1,341,448, professional fees
$127,807, advertising and promotion $248,106, consulting $1,022,679 and general expenses $1,227,777. Our liabilities totaled $112,071, and were comprised of a loan from a stockholder for $11,266, trade payables of $50,634 and note payable
$50,171. We did not have any long-term debts or obligations. Our accumulated losses as of December 31, 2005 were $4,359,168.

Coffee Pacifica continues to be in discussions with and is in the process of evaluating green bean coffees from other countries to add to product offering. We expect to add green bean coffee from another origin in the second quarter of 2007. We continue to evaluate other regional coffee roasting companies as potential acquisition targets. Coffee Pacifica intends to acquire at least one other regional coffee roasting company to become a significant
"Tree to Cup" vertically integrated coffee company.

On March 1, 2006, our shares of common stock commenced
trading on a post-split basis following the completion of the five (5) for four
(4) split of our common stock in form of a stock dividend.

Effective March 19, 2007, Coffee Pacifica received gross
proceeds of $2,250,000 by the issuance of $2,678,572 of the Notes at an original discount of 16%. The Notes, due March 18, 2009, may be converted, at the option of the Noteholders into shares of common stock of Coffee Pacifica, Inc. at the conversion price of eighty-five percent (85%) of the preceding ten (10) trading days weighted average volume price of the common stock using the AQR function as reported by Bloomberg L.P. ("VWAP"). The Company also issued Warrants equal to that subscriber's pro rata portion of the Note principal divided by the ten (10)
trading day VWAP. The per warrant share exercise price for a Warrant shall be equal to eighty-five percent (85%) of the VWAP. The warrants shall be exercisable until March 18, 2010. The gross proceeds received by the Company, upon the exercise of any of the Warrants, will be used by Coffee Pacifica for general working capital purposes.

As of the date of this Prospectus, Coffee Pacifica has not
incurred any coffee related research and development expenses and does not plan to incur any research or development expenses in the future.

As of the date of this Prospectus, Coffee Pacifica, Inc. did not have any off-balance sheet arrangements.

Seasonality and Other Factors That May Affect Our Future
Results

Our business is seasonal in nature because the Papua New
Guinea coffee harvest season is from May to August. The seasonal availability of green bean coffee in the second quarter of the year may result in increased sales in the last two quarters. Because of the seasonality of our business, results for any quarter are not necessarily indicative of the results that may be achieved for the full fiscal year. Furthermore, past seasonal patterns are not necessarily indicative of future results.

Our business strategy is centered on a single product; green bean coffee. If the demand for green bean coffee decreases, our business could suffer. Additionally, if we fail to continue developing and maintaining the quality of the green bean coffee we sell or the farmers allow the quality of the green bean coffee to diminish, our business revenue and profitability could be adversely affected.

The demand for green bean coffee is affected by consumer
taste and preferences. The green bean coffee market is highly fragmented.
Competition in the green bean coffee market is intense as relatively low barriers to entry encourage new competitors to enter the green bean coffee market. The new market entrants may have substantially greater financial, marketing and operating resources than us, which may adversely affect our ability to compete in the market.

We have only one coffee roasting facility. A significant
interruption in the operation of this facility due to natural disaster or other causes could significantly impair our ability to operate our coffee roasting business on a day-to-day basis.

Our roasted coffees compete directly against gourmet
specialty coffees sold at specialty retailers, discount stores, and a growing number of specialty coffee stores. Many specialty coffee companies, including
Starbucks and Peets Coffee sell whole bean coffees through these channels. The gourmet specialty market contains competitors with substantially greater financial, marketing and operating resources than we have.

Decreased availability of quality green bean coffee would
have an adverse affect on our purchasing costs, revenue and profitability and would jeopardize our ability to grow our business. A significant portion of our revenue is realized during the Papua New Guinea coffee harvest season, which is from May to August. Any coffee tree and/or coffee bean diseases and/or severe adverse weather conditions such as a prolonged period of drought, would have an adverse effect upon the supply of quality green bean coffee at a reasonable price, which, in turn, would directly impact our ability to market and distribute green bean coffee. As a result, our business would be impaired and we may have to curtail or cease our operations.

Green bean coffee trades on the commodities market. The
supply and price of green bean coffee is affected by multiple factors in the various producing countries, including weather, political, and economic conditions. We sell our green bean coffee on a negotiated basis based upon the supply and demand at the time of purchase/sale. The benchmark (beginning) price will be directly tied to the then current prevailing price of New York "C"
futures coffee contracts trading on the New York Coffee, Sugar & Cocoa Exchange.
If the cost of green bean coffee increases we may not be able to pass along those costs to our customers because of the competitive nature of the coffee industry. If we are unable to pass along increased coffee costs, our margins will decrease and profitability will suffer. As a result, our business will be adversely affected and we may have to curtail or cease our operations.

Our ability to continue with our business plan is subject to our ability to continue generating additional revenue. Our ability to continue as a going concern is an issue raised by our auditors in their audit report as a result of our limited revenue and accumulated losses of $18,778,641 as of June
30, 2007. There are no assurances that we may be successful in generating any additional revenue. To fund the ongoing operations, Coffee Pacifica may be forced to find alternate sources of financing, which at this time cannot be assured. If we are unsuccessful in securing such financing on acceptable terms, our potential as a going concern could be affected and our ability to continue with our business would be harmed. In such event, we may curtail or cease our operations.

We are aware there are other companies conducting similar
activities. As a small company with little operating capital in a rapidly evolving and highly competitive coffee industry, we may encounter financial difficulties. Coffee brands are being established across multiple distribution markets. Several competitors are aggressive in obtaining distribution in specialty grocery and gourmet food stores. We have only begun to penetrate these markets, which gives other competitors advantages over us based on their earlier entry into these distribution markets. The new market entrants may adversely affect our ability to implement our business plan. We may have to curtail or cease our business.

Political and social instability in Papua New Guinea may also negatively impact our supply of green coffee beans and our purchasing costs. We purchase green bean coffee from Papua New Guinea. Consequently, any political, economic and social unrest and/or instability in Papua New Guinea may adversely affect our business operations. In particular, instability in coffee growing regions of Papua New Guinea could result in a decrease in the availability of quality green coffee beans needed for the continued operation and growth of our business. It could also lead to an increase in our purchasing costs and increased operating costs. This may impair our business and we may have to cease or curtail our operations.

Our ability to implement the marketing and sales strategy is partially dependent on our ability to increase awareness and recognition of
Papua New Guinea grown green bean coffee in United States, Canada and Europe. We may have difficulty selling the Papua New Guinea grown green bean coffee to roaster retailers, commercial roasters, gourmet roasters and retailers, and coffee brokers. Consequently, if we fail to implement our marketing and sales strategy, or if our resources on a marketing and sales strategy ultimately proves unsuccessful, our revenue and operating results may be adversely affected and we may have to curtail or cease our operations. As a result, investors could lose their entire investment.

Factors That May Affect Owning Coffee Pacifica Common Stock

A majority of our common stock is owned by management, and
that may reduce your ability to influence our activities. As of June 30, 2007, directors and officers collectively owned approximately 23% of our outstanding shares of common stock. Such concentrated control of the company may adversely affect the price of our common stock in that it may be more difficult for Coffee
Pacifica to attract investors because such investors will know that matters requiring shareholder consent will likely be decided by our officers and directors. Our officers and directors may control matters requiring approval by our security holders, including the election of directors. Moreover, if our officers and directors decide to sell a substantial number of their shares, investors will likely lose confidence in our ability to earn revenue and will see such a sale as a sign that our business is failing. Each of these factors, independently or collectively, will likely harm the market price of our stock.

There is currently a limited trading market for our shares of common stock, and there can be no assurance that a more substantial market will ever develop or be maintained. Any market price for shares of common stock of
Coffee Pacifica is likely to be very volatile, and numerous factors beyond our control may have a significant adverse effect. In addition, the stock markets generally have experienced, and continue to experience, extreme price and volume fluctuations which have affected the market price of many companies, and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic and political conditions, may also adversely affect the market price of our common stock. Further, there is no correlation between the present limited market price of our common stock and our revenues, book value, assets or other established criteria of value. The present limited quotations of our common stock should not be considered indicative of the actual value of Coffee Pacifica, Inc. or our common stock.

Coffee Pacifica's common stock (OTC:BB "CFPC") is deemed to
be a "penny stock" as that term is defined in Rule 3a51-1 of the Securities and
Exchange Commission. Penny stocks are stocks (i) with a price of less than $5.00 per share; (ii) that are not traded on a "recognized" national exchange; (iii)
whose prices are not quoted on the NASDAQ automated quotation system until recently, there had been no "established public market" for our common stock during the last five years. While our stock has traded between $0.51 and $3.29 per share over the past twelve months, there is no assurance that this price level will continue, as there has thus far been low volume. Section 15(g) of the
Securities Exchange Act of 1934, as amended, and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be a "penny stock."
Moreover, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stocks to that investor.
This procedure requires the broker/dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker/dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.
Compliance with these requirements may make it more difficult for investors in our common stock to resell their shares to third parties or to otherwise dispose of them.

Critical Accounting Policies

The preparation of financial statements in conformity with
generally accepted accounting principles requires management to make a variety of estimates and assumptions that affect (i) the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and (ii) the reported amounts of revenues and expenses during the reporting periods covered by the financial statements.

Our management routinely makes judgments and estimates about the effect of matters that are inherently uncertain. As the number of variables and assumptions affecting the future resolution of the uncertainties increase, these judgments become even more subjective
and complex. Although we believe that our estimates and assumptions are reasonable, actual results may differ significantly from these estimates.
Changes in estimates and assumptions based upon actual results may have a material impact on our results of operation and/or financial condition. We have identified certain accounting policies that we believe are most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 3 to the Consolidated
Financial Statements included in this Prospectus.

Fair Value of Financial Instruments

The Company's financial instruments, as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of
Financial Instruments," include cash and cash equivalents, marketable securities, receivables, advances to employees, accounts payable and accrued expenses. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2006 and 2005.

Deferred tax assets and liabilities

The Company recognizes the expected future tax benefit from
deferred tax assets when the tax benefit is considered more likely than not of being realized. Assessing the recoverability of deferred tax assets requires management to make significant estimates related to expectations of future taxable income. Estimates of future taxable income are based on forecasted cash flows and the application of existing tax laws in each jurisdiction. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Company to realize deferred tax assets could be impacted. Additionally, future changes in tax laws in the jurisdictions in which the Company operates could limit the Company's ability to obtain the future tax benefits.

Property and equipment

Property and equipment are stated at cost. Depreciation is
provided using the straight-line or accelerated methods over the estimated useful lives of the assets. The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years for equipment.

The Company evaluates the recoverability of property and
equipment when events and circumstances indicate that such assets might be impaired. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts. Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized. The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

Revenue Recognition

Revenue is recognized when persuasive evidence of an
arrangement exists, delivery occurs, the sales price is fixed or determinable and collectibility is reasonably assured. Product is considered delivered when title and risk have been transferred to the customer. Retail and wholesale sales are recorded when payment is tendered at point of sale for retail, and upon shipment of product for wholesale, respectively.

Trademark

On October 10, 2005, the Company recorded a registered
trademark for $72,691 which represents the value of approximately ten (10)
percent of the Uncommon Grounds, Inc.'s expected annual sales. In July 2001, the
Financial Accounting Standards Board ("FASB") issued Statements of Financial
Accounting Standards ("SFAS") Nos. 141 and 142, "Business Combinations," and
"Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June
30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead are tested for impairment annually or whenever events or changes in
circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important which could trigger an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets or the strategy for the overall business, and significant negative industry or economic trends. Coffee Pacifica has performed an evaluation of its trademark on
December 31, 2006. The test for impairment revealed that there was no impairment of the trademark.

Receivables

Trade accounts receivable are recorded at the net realizable value and do not bear interest. No allowance for doubtful accounts was made during the years ended December 31, 2006 and 2005 based on management's best estimate of the amount of probable credit losses in existing accounts receivable. Coffee Pacifica evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers' accounts on a regular basis.
The review process evaluates all account balances with amounts outstanding 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As at December 31, 2006, there was no allowance for doubtful accounts. Coffee Pacifica does not have any off-balance-sheet credit exposure related to its customers.

Description of Property

As of the date of this Prospectus, our corporate office is
located at 2813 7Th Street, Berkeley, California 94710-2702 and the
registered office is located at 2920 N. Green Valley Parkway, Building 5, Suite
527, Henderson, Nevada, 89014. Both offices are rented on a month-to-month basis. We also operate our business from the Vancouver, British Columbia, offices of Shailen Singh, President of Coffee Pacifica. The office is used on a month-to-month basis at no cost to Coffee Pacifica, except for incidental administrative expenses. We closed our office located at 829 2nd
Street, Suite 4, Mukilteo, Washington, 98275. This office was rented on a month-to-month basis and closed February 28, 2007.

Our coffee roasting facility is located at 2813 7th
Street, Berkeley, California 94710-2702. Currently, we rent 4,500 square feet of warehouse space. We have a lease for three years with an option to renew for an additional three years.

As of the date of this Prospectus, Coffee Pacifica does not
have any investments or interest in any real estate. Coffee Pacifica also does not invest in real estate mortgages, nor does it invest in securities of, or interest in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

Transactions with related persons

In December 2006, a director/stockholder advanced the Company
$100,000 under a demand promissory note, at an interest rate of 5% per annum.
Interest is payable on a monthly basis in arrears. The demand promissory note is secured against all assets of the Company. During the year ended December 31,
2006, a director was paid $5,000 for the legal services provided to the Company.
Additionally, in 2006, Company paid $2,250 for consulting services and purchased computers for $3,817 from a spouse of a former officer of the Company.

As of the date of this Prospectus, there have been no
transactions or proposed transactions in the past two years in which Coffee
Pacifica was a or is a party to a transaction which has materially affected or will materially affect Coffee Pacifica in which any director, promoter, executive officer or beneficial holder of more than 10% of the outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest.

Market for Common Equity and Related Stockholder Matters

Market information

Coffee Pacifica's common stock is quoted on the Over the
Counter Electronic Bulletin Board ("OTC") under the symbol, "CFPC.OB". Trading in the common stock in the Over-the-Counter market has been limited and sporadic and the quotations set forth below are not necessarily indicative of actual market conditions. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Coffee Pacifica commenced quotation on the OTC on July 8, 2004.
Set forth below is the range of high and low bid information for each quarter within the last two fiscal years as provided by "Otcbb.com" information centre website:

Quarter
High
Low

    2007 Third
Quarter
$1.33
$0.65

    2007 Second
Quarter
$2.32
$0.65

    2007 First
Quarter
$0.95
$0.68

2006 Fourth Quarter
$1.10
$0.66

2006 Third Quarter
$1.26
$1.01

2006 Second Quarter
$1.69
$1.10

2006 First Quarter
$2.76 *
$1.62

2005 Fourth Quarter
$2.80
$2.00

2005 Third Quarter
$2.64
$1.90

2005 Second Quarter
$3.29
$1.54

2005 First Quarter
$1.68
$0.51

* Adjusted for 5 for 4 shares stock split March 1, 2006.

Holders

As of the date of this Prospectus, Coffee Pacifica has approximately 1,470 shareholders of record of its common stock.

Transfer Agent

Integrity Stock Transfer, 2920 N. Green Valley Parkway, Suite 527, Building
5, Henderson, Nevada 89014 is the transfer agent for the common stock of Coffee
Pacifica.

Dividends

We have not paid any cash dividends to our shareholders since our inception on December 21, 2001. There are no restrictions that currently would limit our ability to pay dividends on common equity or that are likely to do so in the future.

Recent Sales of Securities

The 2005 Employee Stock Incentive Plan for Employees and
Consultants is to provide employees and consultants of Coffee Pacifica and its subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Coffee Pacifica and its subsidiary, to join the interests of employees and consultants with the interests of the shareholders of Coffee Pacifica and to facilitate attracting and retaining employees and consultants of exceptional ability. The Plan is administered by the Board of Directors. The maximum number of shares of Common
Stock of the Company which may be granted under the Plan shall be 6,250,000 shares in the aggregate. The initial and standard price per share of common stock to be issued directly shall be the fair market value per share, but may be changed in each case by the Board. If the share price is changed, the Board shall determine the share price no later than the date of the issuance of the shares and at such other times as the Board deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Plan. In the absence of such specific determination, the share price will be the fair market value per share. Fair Market Value per share shall mean, if there is an established market for the Company's common stock on a stock exchange, in an over-the-counter market or otherwise, the closing bid price of the Company's stock for the trading day which is the valuation date. During the years ended December 31, 2006 and 2005 we issued 4,452,000 and 1,378,750 shares of our common stock under the 2005 Employee Stock Incentive Plans for Employees and Consultants and 419,250 remain for future issuance.

During the years ended December 31, 2005 and 2004 we issued
2,658,825 and 1,091,175 shares of our common stock under the 2004 Employee Stock
Incentive Plan for Employees and Consultants. The 2004 Employee Stock Incentive
Plan for Employees and Consultants was to provide employees and consultants of
Coffee Pacifica and its subsidiary with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Coffee Pacifica and its subsidiary, to join the interests of employees and consultants with the interests of the shareholders of the Coffee
Pacifica and to facilitate attracting and retaining employees and consultants of exceptional ability. The Plan was administered by the Board of Directors. The maximum number of shares issued under the Plan was 3,750,000 shares in the aggregate of common stock of Coffee Pacifica Inc. The initial and standard price per share of common stock issued was at the fair market value as the Board determined at the date of the issuance of the shares. The Board had the absolute final discretion to determine the issue price of the common stock under the
Plan. In the absence of such specific determination, the share price was at the fair market value per share.

Recent Sales of Unregistered Securities

In August 2006, we issued 250,000 Restricted Rule 144 shares of common stock for a total cash payment of $250,000 to one (1) accredited investor, as that term is defined in Regulation D promulgated under the
Securities Act of 1933 ("Act") and the shares are exempt from registration as contained in Section 4(2) of said Act based upon the fact that the shares were issued in a private transaction without the use of general solicitation or advertising to only one investor who we believe is capable of evaluating the merits and risks of an investment in our common stock. The gross proceed of
$250,000 was used for general working capital.

In August, 2006 we issued 1,300,000 Restricted Rule 144
shares of common stock to our directors and consultants for payment for consulting, management fees and investor relation services. Total value of the services was valued at the fair market price at $1,441,500. Our directors and consultants, are accredited investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933 ("Act") and the shares are exempt from registration as contained in Section 4(2) of said Act based upon the fact that the shares were issued in a private transaction without the use of general solicitation or advertising to the directors and consultants who we believe are capable of evaluating the merits and risks of an investment in our common stock.

To obtain additional cash flow for its on-going operations,
the Company entered into Subscription Agreements with five accredited investors on March 19, 2007. The Company received gross proceeds of $2,250,000 by the issuance of Convertible Notes (the "Notes") at an original discount of 16% to the selling shareholders listed herein. The Notes, due March 18, 2009 may be converted, at the option of the Note holders, into shares of common stock of the
Company at the conversion price of eighty-five (85%) of the preceding ten (10)
days VWAP. Each investor also received warrants (the "Warrants") equal to that investor's pro rata portion of the Note Principal divided by the VWAP on the closing date of the Subscription Agreement. The Warrants are exercisable until
March18, 2010. None of the Shares being registered pursuant to this registration statement will be available for issuance pursuant to the exercise of the
Warrants.

Stock Repurchase

Coffee Pacifica does not have any stock repurchase plan.

Executive Compensation

The following table sets forth certain information regarding our officers, directors and employees' annual and long-term compensation for the fiscal years ended December 31, 2006 and 2005. For the year ended December 31,
2006, Shailen Singh and Terry Klassen were paid monthly management fees of
$8,500 and $8,000 respectively. Shailen Singh was issued 550,000 common shares and Terry Klassen was issued 200,000 common shares of Coffee Pacifica for management services. The common shares were issued pursuant to the 2005
Directors and Employees Stock Incentive Plan. Terry Klassen was issued 400,000 shares of restricted stock and James Fraser was issued 100,000 shares of restricted stocks. Our officers, directors and employees do not currently receive any long-term compensation.

SUMMARY COMPENSATION TABLE

Name and principal position

Year

     Salary
($)

     Bonus
($)

     Stock awards
($)

     Option awards
($)

     Nonequity
    incentive plan compensation
($)

     Nonqualified deferred compensation earnings
($)

     All other compensation
($)

     Total
($)

(a)

(b)

(c)

(d)

(e)

(f)

(g)

(h)

(i)

(j)

    Shailen Singh, President, CFO
and Secretary
2006 2005
0 0
0 0

     $800,000

$400,000
0 0
0 0
0 0

     $102,000(1)

$110,500(1)
    $902,000
$510,500

Terry Klassen, CEO Director
2006 2005
0 0
0 0

     $853,600

$40,000
0 0
0 0
0 0

     $85,500(1,2)

$31,650(1,2)
$939,100 $71,650

Jon Yogiyo, Director
2006 2005
0 0
0 0
0 0
0 0
0 0
0 0

     $62,000(3)

$37,000(3)
    $62,000
$37,000

    Rhonda Penner-Dunlop,
CFO,(Terminated February 5, 2007)
2006 2005
    $46,754
0
$20,000 0
0 0
0 0
0 0
0 0
0 0
    $66,754

0

James Fraser, Director
2006 2005
0 0
0 0

     $100,000

0
0 0
0 0
0 0
0 0
    $100,000
0

(1) Management fees paid pursuant to management
              contracts with Shailen Singh and Terry Klassen. The contract with
              Mr. Singh is dated January 16 2006 and the contract with Mr.
              Klassen is dated July 1, 2006.

(2.) From January to June 2006 Terry Klassen
              was paid consulting fees totaling $37,500 (at the rate of $6,250 per month) pursuant to a contract entered into with the Company in
              July 2005. For the period July to December

 2006, Terry Klassen was paid management
              fees totaling $48,000 ($8,000 per month) under the management contract dated July 1, 2006. The current management contracts with
              Shailen Singh and Terry Klassen shall continue on a year to year basis unless either Mr. Singh or Mr. Klassen respectively or the
              Company (in either case) gives at least sixty (60) days' notice of its intent not to renew.

(3) Consulting fees paid to Jon Yogiyo. There
              is no contract with Jon Yogiyo

Compensation of Directors

As of the June 30, 2007, we do not have any agreement or
arrangement in place for the amount of annual compensation that our directors will receive in the future.

Options/SAR Grants

In January 2006, the Company registered with the Securities
and Exchange Commission on Form S-8 "2006 Directors and Key Employee Stock
Option Plan" (hereinafter "the Stock Option Plan"), which allows Coffee Pacifica to issue 5,000,000 options to purchase shares of common stock to its directors, employees and employees of the subsidiaries and to individuals providing services. The options would be awarded by the Board of Directors based on a recommendation of the Board or Compensation Committee assembled by the Board for administration of the Stock Option Plan. During the year ended December 31,
2006, the Company did not issue any stock options under this Stock Option Plan.
Pursuant to the contracts with the Company president, chief executive officer and the former chief financial officer, the Company issued in April 2007 up to
1,100,000 stock options. These stock options were fully vested and valued and formalized under a separate stock option agreements with the respective parties in April 2007.

Employment Agreements

In January of 2006, the Company entered into an agreement
with its president whereby the Company agreed to pay monthly management fees of
$8,500 per month. In further consideration of other services to be rendered, at the date of this agreement, the Company issued 250,000 S-8 registered free trading common stock. On July 1, 2006, the Company issued an additional 300,000 shares of S-8 registered free trading common stock. Pursuant to the contract with the president, the Company may issue up to 500,000 stock options. These stock options were issued in April 2007 and are fully vested, valued and formalized under a separate stock option agreement.

In July 2006, the Company entered into an agreement with its chief executive officer whereby the Company agreed to pay monthly management fees of $8,000 per month and four hundred thousand (400,000) restricted common shares and two hundred thousand (200,000) S8 registered common shares of the
Company. Pursuant to the contract with the chief executive officer the Company may issue up to 500,000 stock options. These stock options were issued in April
2007 and are fully vested, valued and formalized under a separate stock option agreement.

In July 2006, the Company also entered into an employment
agreement with its former chief financial officer whereby the Company agreed to pay annualized base salary of Eighty Thousand Dollars ($80,000.00) and a contract execution bonus in the form of twenty thousand (20,000) S-8 registered common shares of the Company. This contract was terminated on February 5, 2007.
Pursuant to the contract with the former chief financial officer the Company may issue up to 100,000 stock options. These stock options were issued in April 2007 and are fully vested, valued and formalized under a separate stock option agreement.

As of June 30, 2007, none of our other directors have any compensation agreement.

Financial Statements

Audited Financial Statements for the years ended December 31, 2006 and 2005.

COFFEE PACIFICA, INC.

Consolidated Financial Statements

(Expressed in U.S. Dollars)

December 31, 2006 and 2005

Index

Report of Independent Registered Public Accounting Firm

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statement of Stockholders' Equity

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Coffee Pacifica, Inc.

Vancouver, BC Canada

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Coffee
Pacifica, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of
the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above
present fairly, in all material respects, the financial position of Coffee
Pacifica, Inc. as of December 31, 2006 and 2005, and the results of its operations, stockholders' equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of
America.

The accompanying financial statements have been prepared
assuming that the Company will continue as a going concern. As discussed in Note
2 to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. Management's plans regarding the resolution of this issue are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Williams & Webster, P.S.

Certified Public Accountants

Spokane, Washington

March 28, 2007

COFFEE PACIFICA, INC.

CONSOLIDATED BALANCE SHEETS

     December 31, 2006
(Audited )

     December 31, 2005
(Audited)

ASSETS

Current Assets

     Cash and cash
equivalents

$

77,993

$

180,862

     Deposits

418,504

147,622

     Receivables

165,569

154,560

     Inventory

133,955

237,931

Prepaid expenses

153,460

158,037

Total Current Assets

949,481

879,012

     Property and
equipment, net

323,289

339,270

     Trademark, net

59,711

70,095

TOTAL ASSETS

$

     1,332,481

$

     1,288,377

     LIABILITIES &
STOCKHOLDERS' EQUITY

Current liabilities

     Accounts payable

$

196,133

$

50,634

     Note payable

100,000

50,171

Due to stockholders

-

11,266

Total Current Liabilities

296,133

112,071

     Commitments and
Contingencies

-

-

Stockholders' Equity

     Preferred stock,
authorized 100,000,000 shares at $0.001 par value, 0 issued

-

-

     Common stock,
authorized 75,000,000 shares at $0.001 par value,

     27,218,937 shares
and 21,141,901 shares, respectively, issued and outstanding

22,420

16,913

     Additional paid-in
capital

13,903,694

5,518,561

     Accumulated deficit

(12,889,766)

(4,359,168)

Total Stockholders' Equity

1,036,348

1,176,306

     Total Liabilities
and Stockholders' Equity

$

     1,332,481

$

     1,288,377

The accompanying notes are an integral part of these
consolidated financial statements

COFFEE PACIFICA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

     Year Ending
December 31,2006

     Year Ending
December 31,2005

REVENUE

Sales

$

2,612,347

$

749,660

Cost of sales

1,665,752

529,523

Gross profit

946,595

220,137

EXPENSES

Marketing

2,243,000

1,341,448

     General and administrative
expenses

7,233,393

2,626,369

Total expenses

9,476,393

3,967,817

LOSS FROM OPERATIONS

(8,529,798)

(3,747,680)

LOSS BEFORE TAXES

(8,529,798)

(3,747,680)

INCOME TAX EXPENSE

(800)

(800)

NET LOSS

$

     (8,530,598)

$

     (3,748,480)

     BASIC & DILUTED NET
LOSS PER SHARE

$

     (0.33)

$

     (0.20)

     WEIGHTED AVERAGE
SHARES OUTSTANDING - BASIC AND DILUTED

     25,495,041

     18,639,830

The accompanying notes are an integral part of these
consolidated financial statements.

COFFEE PACIFICA, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

Total

Common Stock

Additional

Accumulated

Stockholders'

Shares

Amount

Paid-in Capital

Deficit

Equity

     Balance, December 31, 2004

11,668,541

$

9,334

$

686,644

$

(610,688)

$

85,290

     Shares issued for cash at an
average price

$0.75 per share

2,266,201

1,813

1,701,165

-

1,702,978

     Shares issued for services at an
average price

$0.44 per share

7,207,159

5,766

3,130,755

-

3,136,518

     Net loss for year ended Dec. 31,
2005

-

-

-

(3,748,480)

(3,748,480)

     Balance December 31, 2005

21,141,901

16,913

5,518,561

(4,359,168)

1,176,306

     Shares issued for cash at an
average price

$1.21 per share

650,000

570

783,430

-

784,000

     Shares issued for services at an
average price

$1.41per share

5,427,000

4,937

7,601,703

-

7,606,640

     Miscellanous share adjustment

36

-

-

-

-

     Net loss for year ended December
31, 2006

-

-

-

(8,530,598)

(8,530,598)

     Balance December 31,2006

27,218,937

$

22,420

$

13,903,694

$

(12,889,766)

$

1,036,348

The accompanying notes are an integral part of these
consolidated financial statements.

COFFEE PACIFICA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended December 31, 2006

Year ended December 31, 2005

     CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss

$

(8,530,598)

$

(3,748,480)

     Non-cash items not
involving cash:

     Common stock issued
for services

7,606,640

3,136,518

     Amortization and
depreciation

69,278

15,152

     Changes in other
assets and liabilities:

     Deposits decrease/
(increase)

(270,882)

(120,622)

     Receivables
decrease/ (increase)

(11,009)

(99,331)

     Prepaid expense
decrease/ (increase)

4,577

(104,282)

     Inventory decrease/
(increase)

103,976

(179,091)

     Accounts payable
increase (decrease)

145,499

(56,313)

     NET CASH USED IN
OPERATING ACTIVITIES

(882,519)

(1,158,448)

     CASH FLOWS FROM
INVESTING ACTIVITIES

     Purchase of
equipment

(42,913)

-

     Acquisition of UGI

-

(430,000)

     Cash acquired in
acquisition of UGI

-

30,698

     NET CASH USED IN
INVESTING ACTIVITIES

(42,913)

(399,302)

     CASH FLOWS FROM
FINANCING ACTIVITIES

     Proceeds from sale
of stock

784,000

1,702,978

     Proceeds from
borrowing, related party

100,000

10,266

     Payments of note
payable

(50,171)

-

     Payments of
shareholders debt

(11,266)

-

     NET CASH PROVIDED BY
FINANCING ACTIVITIES

822,563

1,713,241

     NET INCREASE
(DECREASE) IN CASH

(102,869)

155,494

     CASH AT BEGINNING OF
PERIOD

180,862

25,368

     CASH AT END OF
PERIOD

$

     77,993

$

     180,862

     SUPPLEMENTAL
INFORMATION:

Interest paid

$

-

$

-

Income taxes paid

$

-

$

-

The accompanying notes are an integral part of these
    consolidated financial statements.

COFFEE PACIFICA, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Coffee Pacifica, Inc (hereinafter "The Company" or "Coffee
Pacifica") was incorporated on December 21, 2001, under the laws of the State of
Nevada. Coffee Pacifica is a world-wide marketer and distributor of Papua, New
Guinea grown green bean coffee to coffee vendors in the United States, Canada and Europe. In addition, the Company through its subsidiary, Uncommon Grounds,
Inc., operates a coffee roasting facility in Berkeley, California that supplies freshly roasted coffee beans to its retail and wholesale customers throughout the United States.

Coffee Pacifica conducts its business activities in Papua,
New Guinea through its wholly-owned subsidiary Coffee Pacifica PNG Ltd. which was incorporated under the laws of Papua, New Guinea on June 21, 2002. Coffee
Pacifica also owns a wholly-owned subsidiary, New Guinea Peaberry Coffee, Inc., incorporated January 26, 2006.

Coffee Pacifica acquired one hundred percent of the issued
and outstanding shares of Uncommon Grounds, Inc. on October 10, 2005. Uncommon
Grounds, Inc. is a coffee roasting company established in 1984 and is located in
Berkeley, California. It sells certified organic, fair-trade and sustainable-produced roasted coffee under the Uncommon Grounds label. Uncommon
Grounds, Inc. also sells tea, cafe supplies and equipment to customers.

NOTE 2 - GOING CONCERN UNCERTAINTY

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred material recurring losses from operations. At December 31, 2006 and
2005, the Company had accumulated deficits of $12,889,766 and $4,359,168, respectively, in addition to limited cash and unprofitable operations. For the year ended December 31, 2006 and 2005, the Company sustained net losses of $
8,530,598 and $3,748,480. These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.
The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis. Management's plans in this regard are to raise equity financing as required. If successful, this will mitigate these factors which raise substantial doubt about the
Company's ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the U.S. and have been consistently applied in the preparation of the financial statements.

Accounting Methods

The Company's financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the
United States of America.

Accounting Pronouncement-Recent

In June 2006, the Financial Accounting Standards Board issued
FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an
interpretation of FASB Statement No. 109" (hereinafter "FIN 48"), which prescribes a recognition threshold and measurement
attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the
Company is currently evaluating the impact, if any the adoption of FIN 48 will have on its disclosure requirements.

In September, 2006, the Financial Accounting Standards Board
issued Statement of Financial Accounting Standards No. 158, "Employers'
Accounting for Defined Benefit Pension and Other Postretirement Plans - an
amendment of FASB Statements No. 87,88,106, and 132(R)" (hereinafter :SFAS No.
158"). This statement requires an employer to recognize the overfunded or underfunded statues of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not for profit organization. This statement also requires an employer to measure the funded status of a plan as of the date of its year end statement of financial position, with limited exceptions. The adoption of this statement had no immediate material effect on the Company's financial condition or results of operations.

In September, 2006, the Financial Accounting Standards Board
issued Statement of Financial Accounting Standards No. 157, "Fair Value
Measurements" (hereinafter "SFAS No. 157"). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosure about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements. This statement does not require any new fair value measurements, but for some entities, the application of this statement may change current practice. The adoption of this statement had no immediate material effect on the Company's financial condition or results of operations.

In February, 2007, the Financial Accounting Standards Board
issued Statement of Financial Accounting Standards No. 159, "The Fair Value
Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the
Company's financial condition or results of operation.

Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. During the years ended December 31, 2006 and 2005, the Company incurred $ 619,060 and $248,106 of advertising and promotion costs, respectively.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments
with a maturity of three months or less when purchased. As at December 31, 2006 and December 31 2005, cash and cash equivalents consist of cash only.

Comprehensive Income

The Company has adopted SFAS No. 130, "Reporting
Comprehensive Income", which requires inclusion of foreign currency translation adjustments, reported separately in its statement of stockholders' equity, in other comprehensive income. The Company had no comprehensive income for the periods ended December 31, 2006 and 2005.

Concentration of Credit Risk

The Company maintains the majority of its cash in commercial accounts at a major financial institution. Although the financial institution is considered creditworthy and has not experienced any losses on its deposits, at
December 31, 2006 and 2005, the Company's cash balance did exceed Federal
Deposit Insurance Corporation (FDIC) limits.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of
Financial Accounting Standards No. 133, "Accounting for Derivative Instruments
and Hedging Activities" (hereinafter "SFAS No. 133"), as amended by SFAS No.
137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of
the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain
Derivative Instruments and Certain Hedging Activities", and SFAS No. 149,
"Amendment of Statement 133 on Derivative Instruments and Hedging Activities".
These statements establish accounting and reporting standards for derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be
specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives
contracts to hedge existing risks or for speculative purposes.

At December 31, 2006 and 2005, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Earnings (Loss) Per Share

The Company adopted Statement of Financial Accounting
Standards No. 128, which provides for calculation of "basic" and "diluted"
earnings (losses) per share. Basic earnings (losses) per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.
Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to diluted earnings per share.
Although there were common stock equivalents outstanding at December 31, 2006 and 2005, they were not included in the calculation of earnings per share because they would have been considered anti-dilutive. At December 31, 2006,
1,100,000 common stock equivalents were outstanding.

Employee Benefits

Coffee Pacifica has a Simple IRA Plan that covers most of its employees with over two years of service. It provides matching funds up to 3% of an employees' gross income and follows the policy of funding the retirement plan contributions as accrued. The amount of pension costs recognized for the years ending December 31, 2006 and 2005 were $8,924 and $4,368 respectively.

Foreign Currency Translation

The financial statements are presented in United States
dollars. The parent company maintains United States dollars as the functional currency, while its subsidiary maintains Papua New Guinea Kina as the functional currency. Foreign monetary assets and liabilities are translated into United
States dollars at the rates of exchange in effect at the balance sheet dates.
Nonmonetary items are translated at historical rates. Revenue and expense items are translated using the rate in effect on the date of the transactions.

Inventory

Inventories are stated at the lower of cost or market. The
cost for inventories is determined using the first-in, first-out method.
Inventories principally consist of green beans, roasted coffee and related products.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a
specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot always be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The Company's financial instruments consist of cash,
deposits, accounts receivables, accounts payable, and due to stockholders. The carrying amounts of these financial instruments approximate fair value due to the short-term nature of these items. Management is of the opinion that the
Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Trademark

On October 10, 2005, the Company recorded a registered
trademark for $72,691 which represents the value of approximately seven (7)
percent of the Uncommon Grounds, Inc.'s expected annual sales. In July 2001, the
Financial Accounting Standards Board ("FASB") issued Statements of Financial
Accounting Standards ("SFAS") Nos. 141 and 142, "Business Combinations," and
"Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June
30, 2001. SFAS No. 141 also specifies criteria intangible assets acquired in a purchase method business combination must meet to be recognized and reported apart from goodwill. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead are tested for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important which could trigger an impairment review include significant underperformance relative to expected historical or projected future operating results, significant changes in the manner of use of acquired assets or the strategy for the overall business, and significant negative industry or economic trends. Coffee Pacifica has performed an evaluation of its trademark on December
31, 2006. The test for impairment revealed that there was no impairment of the trademark. Therefore, no provision for impairment was recorded for the year ended December 31, 2006.

Principals of Consolidation

The consolidated financial statements include financial
statements of Coffee Pacifica, Inc. and its wholly-owned subsidiaries: Coffee
Pacifica PNG Ltd., New Guinea Peaberry Coffee, Inc. and Uncommon Grounds, Inc.
All significant inter-company transactions are eliminated.

Property and Equipment

Property and equipment are recorded at cost. Depreciation for property and equipment is calculated using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are generally amortized over the shorter of seven years or the term of the related leases. Major remodels and improvements are capitalized. Maintenance and repairs that do not improve or extend the life of the respective assets are charged to expense as incurred.

Provision for Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109
(hereinafter "SFAS No. 109"), "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Receivables

Trade accounts receivable are recorded at net realizable
value and do not bear interest. No allowance for doubtful accounts was made during the year ended December 31, 2006 based on management's best estimate of the amount of probable credit losses in existing accounts receivable. Coffee
Pacifica evaluates its allowance for doubtful accounts based upon knowledge of its customers and their compliance with credit terms. The evaluation process includes a review of customers' accounts on a regular basis. The review process evaluates all account balances with amounts outstanding 60 days and other specific amounts for which information obtained indicates that the balance may be uncollectible. As at December 31, 2006 and 2005, there was no allowance for doubtful accounts. Coffee Pacifica does not have any off-balance-sheet credit exposure related to its customers. The Company experienced no bad debt expenses for the years ended December 31, 2006 and 2005.

Reclassification

Certain reclassifications of prior year balances have been
made to conform to the current presentation.

Revenue Recognition

Revenue is recognized when persuasive evidence of an
arrangement exists, delivery occurs, the sales price is fixed or determinable and collectibility is reasonably assured. Product is considered delivered when title and risk have been transferred to the customer. Retail and wholesale sales are recorded when payment is tendered at point of sale for retail, and upon shipment of product for wholesale, respectively.

Segment Information

The Company adopted Statement of Financial Accounting
Standards No. 131, "Disclosures about Segments of an Enterprise and Related
Information, "(hereinafter "SFAS No. 131") during the year ended December 31,
2005. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about product and services and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available, evaluated regularly by the chief operating decision makers, or a decision making group, in deciding how to allocate resources and in assessing performance. The separate management of each segment is required because each business unit is subject to different marketing, production, and technology strategies.

Stock Issued for Services

Transaction in which common stocks are issued for services
are recorded at the fair value of the consideration received or the fair value of the stock issued, whichever is more reliably measurable.

Use of Estimates

The preparation of financial statements in conformity with
generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of
contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses and the accompanying notes during the reporting period. Accordingly, actual results could differ from those estimates.

Forward Stock Split

Effective February 28, 2006, the Company completed a five (5)
for four (4) forward split of its $0.001 par value common stock and began to trade on a post-split basis on March 1, 2006. All common shares and common stock equivalents referenced in the accompanying financial statements are on the post five (5) for four (4) forward split basis. The numbers of common stock outstanding and per share amounts have been restated to reflect the forward stock split.

NOTE 4 - INVENTORY

Inventories consist of the following:

December 31, 2006
December 31, 2005

Green beans
$103,292
$ 205,415

Roasted coffee
$ 1,345
$ 1,152

Allied products
$ 29,318
$ 31,364

Total
$ 133,955
$ 237,931

NOTE 5 - TRADEMARK

On October 10, 2005, Coffee Pacifica's purchase of Uncommon
Grounds, Inc., a coffee roasting company, included a registered trademark. The trademark valuation was based upon management's evaluation of the previous annual Uncommon Grounds Inc. sales data. Accordingly, the management estimated
$72,691 trademark value, as of the date of acquisition, to be approximately seven (7) percent of the expected Uncommon Grounds Inc. annual sales. The trademark will be amortized for book and tax purposes over 15 years unless the
Company deems it to be impaired. Coffee Pacifica did not incur any trademark impairment adjustment for the years ended December 31, 2006 and 2005. It is possible that the assumptions used by management related to the evaluation of the trademark may change or that actual results may vary significantly from management's estimates. As a result, impairment charges may occur. The trademark amortization expenses for the years ended December 31, 2006 and 2005 were
$10,384 and $2,596 respectively.

NOTE 6 - PLANT, PROPERTY AND EQUIPMENT

The following is a summary of plant property and equipment and accumulated depreciation:

     December 31,
    2006

     December 31,
    2005

Machinery and equipment
$

322,008

$

310,471

Vehicles

22,800

22,800

Office equipment

49,931

18,555

    Less accumulated
amortization

(71,450)

(12,556)

$

323,289

$

339,270

Depreciation expense was $58,894 and $12,556 in each of the years ended
December 31, 2006 and 2005.

NOTE 7 - RELATED PARTY TRANSACTIONS

In December 2006, a stockholder advanced the Company $100,000 under a demand promissory note, at an interest rate of 5% per annum. Interest is payable on a monthly basis in arrears. The Demand Promissory Notes are secured against all assets of the Company. "Due to stockholders" consists of advances from stockholders, which are unsecured, non-interest bearing, and without stated
terms of repayment. During the year ended December 31, 2006, a director was paid
$5,000 for the legal services provided to the Company. Additionally, the Company paid $2,250 for consulting services and purchased computers for $3,817 from a spouse of a former officer of the Company.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

In May 2005, the Company filed a lawsuit against its former
director requesting the return of 2,637,006 Restricted Rule 144 shares of common stock. Subsequently, the former director filed a counter claim against the
Company. This action is being prosecuted in Carson City, Nevada. An unfavorable outcome in this legal action could have a material effect on these financial statements and impact the Company's ability to continue as a going concern.
Legal counsel to the Company is unable to assess the Company's actual potential liability, if any, resulting from the lawsuits. No provision for possible loss has been included in these financial statements.

A lawsuit was filed in January 2006 against Coffee Pacifica,
Inc. by another former director. This action is being prosecuted in Clark
County, Las Vegas, Nevada. Coffee Pacifica considers the lawsuit frivolous and without substantive merit, will aggressively and vigorously defend itself, and has filed a counter-claim for damages, including fraud. An unfavorable outcome in this legal action could have a material effect on these financial statements and impact the Company's ability to continue as a going concern. Legal counsel to the Company is unable to assess the Company's actual potential liability, if any, resulting from the lawsuit. No provision for possible loss has been included in these financial statements.

The Company leases its Berkeley, California roasting facility under an operating lease that expires July 30, 2009. The lease contains a renewal option for additional three years, and also provides for periodic adjustments to the minimum lease payments based on changes in the Consumer Price
Index. Lease expense was $ 40,340 for the year ended December 31, 2006.

Future lease payments required subsequent to December 31,
2006 are as follows:

Years

Amount

2007

$

42,890

2008

$

44,177

2009

$

26,215

NOTE 9 - CONTRACTS AND AGREEMENTS

On July 22, 2004, the Company entered into an agreement with the Company's attorney, to provide legal services to the Company valued at
$50,000 in exchange for 250,000 shares of the Company's common stock. Total legal fees charged to expenses for the period ended December 31, 2005 under this agreement was $35,922.

In April 2005, the Company entered into another agreement
with the Company's attorney to provide legal services to the Company valued at
$140,000 in exchange for 87,500 shares of the Company's common stock. The total fees and retainer cash deposits under this agreement were $115,368 though
December 31, 2005 and $24,632 of legal services was provided during the year ended December 31, 2006.

On September 2005, the Company entered into another agreement with the Company's attorney, to provide legal services to the Company valued at
$80,000 in exchange for 50,000 shares of the Company's common stock. The total fees and retainer cash deposits under this agreement were nil to December 31,
2005. The balance of $80,000 of legal services was provided during the year ended December 31, 2006.

On March 15, 2005, the Company issued shares of common stock to investor relations consulting firm, Capital Group Communications, Inc., to provide investor relations and promotion services for a period of twelve months.
The services were valued on the commitment date of July 1, 2004 at $100,000 in exchange for 1,250,000 restricted shares of the Company's common stock. In March
2006, the Company extended for a period of twelve months the investor relations agreement. The services were valued at $388,500 in exchange for 350,000 restricted shares of the Company's common stock. This agreement was terminated in November 2006. Total investor relations fees charged to expenses under the contract through December 31, 2006 and 2005 were $405,167 and $83,333 respectively.

In January 2006, the Company entered into an agreement with
the Company's attorney to provide legal services to the Company valued at
$116,500 in exchange for 62,500 shares of the Company's common stock. The legal fee under this agreement charged to expenses was $116,500 to December 31, 2006.

In July 2006, the Company entered into another agreement with the Company's attorney to provide legal services to the Company valued at
$280,000 in exchange for 250,000 shares of the Company's common stock. The legal fee under this agreement was $257,206 to December 31, 2006. The balance of
$22,794 is a prepayment for legal services to be rendered during the year ended
December 31, 2007.

In August 2006, the Company entered into an agreement with J.
Canouse to provide consulting services for a period of twelve months. The services were valued at $224,000 in exchange for 200,000 restricted shares of the Company's common stock. Consulting fees charged to expenses for the year ended December 31 2006 was $93,333. The balance of $130,667 is a prepayment for consulting services to be rendered during the year ended December 31, 2007.

In November 2006, the Company entered into an agreement with
David Kugelman to provide investor relations and promotion services on a bi-annual basis. The payment for services is 150,000 restricted shares of the
Company's common stock payable in arrears on May 8, 2007. Investor relations fees estimated at $25,000 were accrued and charged to expenses from this contract during the year ended December 31, 2006.

Rental Agreement

In October 2006, the Company entered into a rental agreement for an office space at 829 2nd Street, Suite 4, Mukilteo, Washington,
98275 for one year, month-to-month lease commencing on November, 2006 with a monthly payment of $750.00. This office was closed in February, 2007.

PNG Coffee Growers Federation Ltd.

On March 15, 2005, the Company issued common shares to PNG
Coffee Growers Federation Ltd. for the coffee quality related consulting services in Papua, New Guinea. The services were valued on the date of performance commitment, July 1, 2004, at $200,000 in exchange for 2,500,000 restricted shares of the Company's common stock. This contract expired in March
2006. Consulting fees charged to expenses to December 31, 2006 and 2005 were
$33,333 and $166,667 respectively.

Employment Contracts

In January of 2006, the Company entered into an agreement
with its president whereby the Company agreed to pay monthly management fees of
$8,500 per month. In further consideration of other services to be rendered, at the date of this agreement, the Company issued 250,000 S-8 registered free trading common stock. On July 1, 2006, the Company issued an additional 300,000 shares of S-8 registered free trading common stock.

In July 2006, the Company entered into an agreement with its chief executive officer whereby the Company agreed to pay monthly management fees of $8,000 per month and four hundred thousand (400,000) restricted common shares and two hundred thousand (200,000) S8 registered common shares of the
Company.

In July 2006, Company also entered into an employment
agreement with its chief financial officer whereby the Company agreed to pay annualized base salary of Eighty Thousand Dollars ($80,000.00) and a contract execution bonus in the form of twenty thousand (20,000) S8 registered common shares of the Company. This contract was terminated on February 5, 2007.

In October of 2005, the Company entered into agreements with two of its officers of Uncommon Grounds, Inc. whereby the Company agrees to pay annual salaries of $60,000 and $80,000 on a biweekly basis in return for services to Uncommon Grounds, Inc. A contract with one of the officers was terminated in January 2007.

NOTE 10 - COMMON STOCK

For the year ended December 31, 2005 the Company issued
2,266,201 shares of common stock for cash of $1,702,978 and 7,207,159 shares of common stock for payment of $3,136,518 expenses including consulting $1,036,000, marketing services $1,340,518, investor relations $100,000, management fees
$440,000 and legal fees $220,000. As of December 31, 2005, $2,981,886 was charged to expenses and $104,632 was prepayment for legal services and $50,000 prepayment for investor relations services provided during the year ended
December 31, 2006.

For the year ended December 31, 2006 the Company issued
650,000 shares of common stock for cash of $784,000 and 5,427,000 shares of common stock for payment of $7,606,640 expenses including consulting $3,756,240, marketing services $2,243,000, investor relations, $388,500, management fees
$822,400 and legal fees $396,500. As of December 31, 2006, $7,453,179 was charged to expenses and $22,794 was a prepayment for legal services and $130,667 was a prepayment for consulting services to be rendered in 2007.

NOTE 11 - STOCK INCENTIVE PLAN

In July 2005, the Company's board of directors approved the
Company's 2005 Stock Incentive Plan (hereinafter "the Plan"), which allowed the
Company to issue up 6,250,000 shares of the Company's common stock to officers, directors, employees and consultants. All 6,250,000 shares issuable in accordance with the Plan have been registered with the Securities and Exchange
Commission on Form S-8. During the years ended December 31, 2006 and 2005, the
Company issued 4,452,000 and 1,378,750 shares, respectively under that plan and
419,250 remain for future issuances.

In August 2004, the Company's board of directors approved the
Company's 2004 Stock Incentive Plan (hereinafter "the Plan"), which allowed the
Company to issue up to 3,750,000 shares of the Company's common stock to officers, directors, employees and consultants. All 3,750,000 shares issuable in accordance with the Plan have been registered with the Securities and Exchange
Commission on Form S-8. During the years ended December 31, 2005 and 2004 the
Company issued 2,658,825 and 1,091,175, shares respectively under this Plan.

NOTE 12 - STOCK OPTION PLAN

In January 2006, the Company registered with the Securities
and Exchange Commission on Form S-8 "2006 Directors and Key Employee Stock
Option Plan" (hereinafter "the Stock Option Plan"), which allows Coffee Pacifica to issue 5,000,000 options to purchase shares of common stock to its directors, employees and employees of the subsidiaries and to individuals providing services. The options would be awarded by the Board of Directors based on a recommendation of the Board or Compensation Committee assembled by the Board for administration of the Stock Option Plan. During the year ended December 31,
2006, the Company did not issue any stock options under this Stock Option Plan.
Pursuant to the contracts with the Company President, Chief Executive Officer and the former Chief Financial Officer, the Company may issue up to 1,100,000 stock options. These stock options will be fully vested and valued when formalized under a separate stock option agreement with the respective parties.

NOTE 13 - ACQUISITION OF UNCOMMON GROUNDS, INC.

Coffee Pacifica acquired one hundred percent of the issued
and outstanding shares of Uncommon Grounds, Inc. for $430,000 in cash and assumed $126,776 in current liabilities on October 10, 2005. Uncommon Grounds,
Inc. is a coffee roasting company established in 1984 and is located in
Berkeley, California. It sells certified organic, fair-trade and sustainable-produced roasted coffee under the Uncommon Grounds label. Uncommon
Grounds, Inc. also sells tea, cafe supplies and equipment to customers. The acquisition of Uncommon Grounds Inc. helps to create a vertically integrated
"Tree to Cup" coffee company. While the farmers in Papua New Guinea produce the coffee Uncommon Grounds Inc does the roasting and retailing of the coffee. The synergistic value from the acquisition provides with revenue enhancement by expanding the product line and diversification and entrance into a new revenue stream in roasted coffees compared to green beans only. Additionally, it provides Coffee Pacifica an established entry into the San Francisco area roasted coffee market. The acquisition has also provided Coffee Pacifica with several well trained coffee professionals. The acquisition of Uncommon Grounds,
Inc. was accounted for using the purchase method of accounting. The purchase price was allocated to the tangible and intangible net assets acquired based on the management's evaluation of their respective replacement values on the acquisition date in accordance with SFAS No. 141. Upon acquisition, Uncommon
Grounds, Inc. became a wholly owned subsidiary of Coffee Pacifica, Inc. The results of Uncommon Grounds, Inc. operations, commencing with the date of acquisition, October 10, 2005, are included in the accompanying December 31,
2005 financial statements.

The purchase price was allocated as follows:

Accounts receivable

$

55,829

Inventory

58,850

Deposits/Prepaids

17,833

Equipment

351,573

Trademark

72,691

$

     556,776

NOTE 14 - INCOME TAXES

At December 31, 2006 and December 31, 2005, the Company had
deferred tax assets of approximately $4,352,000 and $1,462,000, respectively, principally arising from net operating loss carryforwards for income tax purposes multiplied by an expected tax rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize its benefit of the deferred tax assets, a valuation allowance equal to the deferred tax assets was present at December 31, 2006 and December 31, 2005.

The significant components of the deferred tax assets at December 31, 2006 and December 31, 2005 were as follows:

     December 31,
    2006

     December 31,
    2005

Net operating loss carryforward

$

12,800,000

$

4,300,000

Deferred tax asset

$

4,352,000

$

1,462,000

Deferred tax asset valuation allowance

$

(4,352,000)

$

(1,462,000)

At December 31, 2006 and December 31, 2005, the Company has
net operating loss carryforwards of approximately $12,800,000 and $4,300,000, respectively, which expire in the years 2021 through 2026. The change in the allowance account from December 31, 2005 to December 31, 2006 was $2,890,000.

The Tax reform Act of 1986 imposed substantial restrictions
on the utilization of net operating losses and tax credits in the event of an
"ownership change" as defined by the Internal Revenue Code. Federal and state net operating losses are subject to limitations as a result of these restrictions. Under such circumstances, the Company's ability to utilize its net operating losses against future income may be reduced.

NOTE 15 - SEGMENT INFORMATION

Coffee Pacifica has two reportable segments: roasted beans
and green beans operations. Coffee Pacifica evaluates performance of its operating segments based on sales and net profits. The roasted beans operations segment represents revenues derived from sales of roasted coffee, tea and allied products. The green bean operation segment represents revenue derived from sale of green bean coffee to coffee vendors. Summarized financial information concerning continuing operations of the Company's reportable segments is shown in the following table. The profits of these products are determined using the accounting policies outlined in Note 3. Inter-company sales between the two segments totalling $ 33,490 and $11,463 for the years ended December 31, 2006 and 2005 have been eliminated.

The table below presents information about the Company's reportable segments after inter-company eliminations:

December 31, 2006

December 31, 2005

Revenues:

Green beans

$

1,593,443

$

488,330

Roasted beans

1,018,904

261,330

Total Revenues

$

2,612,347

$

749,660

    Income (loss) before income
taxes:

Green beans

$

(2,316,327)

$

(1,359,740)

Roasted beans

(120,312)

(23,813)

Corporate

(6,093,159)

(2,364,127)

    Income (loss)
before income taxes

$

(8,529,798)

$

(3,747,680)

Identifiable assets:

Green beans

$

1,192,587

$

1,225,009

Roasted beans

139,894

63,368

Total Identifiable Assets

$

1,332,481

$

1,288,377

    Depreciation and
amortization:

    Green beans

$

1,363

$

-

    Green beans

67,915

15,152

     Total
    Depreciation and
Amortization

$

69,278

$

15,152

The accounting policies for the aforementioned reportable
segments are the same as those described in the summary of significant accounting policies. The Company allocates resources to and evaluates performance of its operating segments based on both actual and expected future operating income.

NOTE 16 - SUBSEQUENT EVENTS

Effective March 19, 2007, the Company received gross proceeds of $2,250,000 by the issuance of $2,678,572 of convertible notes at an original discount of 16%. The notes, due March 18, 2009, may be converted, at the option of the Noteholders into shares of common stock of Coffee Pacifica, Inc. at the conversion price of eighty-five percent (85%) of the preceding ten (10) trading days weighted average volume price of the common stock using the AQR function as reported by Bloomberg L.P. ("VWAP"). The Company also issued Class A warrants equal to that subscriber's pro rata portion of the note principal divided by the ten (10) trading day VWAP. The per warrant share exercise price for a Class A warrant shall be equal to eighty-five percent (85%) of the VWAP. The warrants are exercisable until March 18, 2010.

Changes in and Disagreements with Accountants on Accounting and Financial
Disclosures

As of the date of this Prospectus, Coffee Pacifica did not have any disagreements with its current independent registered public accounting firms.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Nevada law provides liberal indemnification of officers and directors of
Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a
corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him.
Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of Coffee Pacifica,
Coffee Pacifica has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the law and is, therefore, unenforceable. In the event a demand for indemnification is made, Coffee Pacifica will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

Furthermore, Coffee Pacifica shall provide to any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable Nevada law. The Board of Directors may in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article. However, Coffee Pacifica has yet to purchase any such insurance and has no plans to do so.

The articles of incorporation of Coffee Pacifica states that a director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of this article by stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions before such repeal or modification.

Other Expenses of Issuance and Distribution

Coffee Pacifica has or will expend fees in relation to this
registration statement as detailed below:

Auditors' Fees

$4,000

Transfer Agent Fees

$1,000

Registration Fees

$132

Attorney Fees

$15,000

Printing

$0

    State and Federal Taxes

$0

Estimated additional expenses

$868

Total

$21,000

Recent Sales of Unregistered Securities

In August 2006, we issued 250,000 Restricted Rule 144 shares of common stock for a total cash payment of $250,000 to one (1) accredited investor, as that term is defined in Regulation D promulgated under the

 Securities Act of 1933 ("Act") and the shares are
exempt from registration as contained in Section 4(2) of said Act based upon the fact that the shares were issued in a private transaction without the use of general solicitation or advertising to only one investor who we believe is capable of evaluating the merits and risks of an investment in our common stock.
The gross proceed of $250,000 was used for general working capital.

In August, 2006 we issued 1,300,000 Restricted Rule 144
shares of common stock to our directors and consultants for payment for consulting, management fees and investor relation services. Total value of the services was valued at the fair market price at $1,441,500. Our directors and consultants, are accredited investors, as that term is defined in Regulation D promulgated under the Securities Act of 1933 ("Act") and the shares are exempt from registration as contained in Section 4(2) of said Act based upon the fact that the shares were issued in a private transaction without the use of general solicitation or advertising to the directors and consultants who we believe are capable of evaluating the merits and risks of an investment in our common stock.

Exhibits

3.1

Articles of Incorporation
    Previously Filed as exhibit to
SB2 filed 12-16-02

3.2
    Amendments to Articles of
Incorporation
    Previously Filed as exhibit to
10QSB filed 08-15-05

3.3
Bylaws
    Previously Filed as exhibit to
SB2 filed 12-16-02

4.1
Subscription Agreement
    Previously Filed as exhibit to
SB2 filed 05-03-07

4.2
Convertible Note
    Previously Filed as exhibit to
SB2 filed 05-03-07

4.3
Warrant
    Previously Filed as exhibit to
SB2 filed 05-03-07

5
Opinion re: Legality
    Previously Filed as exhibit to
SB2/A filed 08-27-07

10.1
    Placement
Agreement with JCP Capital
    Previously Filed as exhibit to
SB2/A filed 08-27-07

10.2
Employment Agreement - President
    Previously filed as exhibit to
Form 8K filed 02-15-06

10.3
Employment Agreement - CEO
    Previously filed as exhibit to
Form 8K filed 07-13-06

10.4
Employment Agreement - CFO
    Previously filed as exhibit to
Form 8K filed 07-13-06

21
Subsidiaries of Coffee Pacifica
    Previously Filed as exhibit to
SB2 filed 05-03-07

23.1
Consent of Accountant
Included

23.2
    Consent of Attorney (Included in
Ex. 5)
    Previously Filed as exhibit to
SB2/A filed 08-27-07

Undertakings

Coffee Pacifica, Inc. hereby undertakes the following:

1) To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) Reflect in the prospectus any facts or events which,
    individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3) File a post-effective amendment to remove from
registration any of the securities that remain unsold at the end of the offering.

4) For determining liability of the undersigned small
business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchase by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i) Any preliminary prospectus or prospectus of the
  undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii) Any free writing prospectus relating to the offering
  prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii) The portion of any other free writing prospects relating to the offering containing material information about the undersigned small business issuer or its securities provided by r on behalf of the undersigned small business issuer; and

iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the
Securities Act of 1933 (the "Act") may be permitted to the directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such
liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a
registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on
Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the
City of Berkeley, State of California, on November 1, 2007.

COFFEE PACIFICA

/s/ Terry Klassen

Terry Klassen, Chief Executive

Officer (Principal Executive Officer)

/s/ Shailen Singh

Shailen Singh, President, Secretary &

Chief Financial Officer (Principal Financial Officer)

In accordance with the requirements of the Securities Act of
1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Shailen Singh

Shailen Singh, President, Secretary,

Chief Financial Officer (Principal

Accounting Officer), Director

/s/ Terry Klassen

Terry Klassen, Chief Executive

Officer, (Principal Executive Officer)

Director

/s/ Paul Khakshouri

Paul Khakshouri, Director

/s/ Jon Yogiyo

Jon Yogiyo, Director